                                                                    EXHIBIT 10.9

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                         SECURITIES PURCHASE AGREEMENT


                                     among


                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.


                   WELSH, CARSON, ANDERSON & STOWE VII, L.P.


                       HEALTH CARE CAPITAL PARTNERS, L.P.


                                      and


              THE SEVERAL OTHER PURCHASERS NAMED IN ANNEX I HERETO




                          Dated as of October 26, 1998


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                                TABLE OF CONTENTS

                                                                        PAGE
I.   PURCHASE AND SALE OF SECURITIES

     SECTION 1.01  Issuance, Sale and Delivery of Securities
                   on the Initial Closing Date...................          2
     SECTION 1.02  Initial Closing Date..........................          2
     SECTION 1.03  The Company's Right to Request Purchases of
                   Additional Securities.........................          2
     SECTION 1.04  Issuance, Sale and Delivery of Additional
                   Securities on Subsequent Closing Dates........          4
     SECTION 1.05  Subsequent Closing Dates......................          5

II.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     SECTION 2.01  Organization, Qualifications and
                   Corporate Power...............................          5
     SECTION 2.02  Authorization of Agreements, Etc..............          6
     SECTION 2.03  Validity......................................          6
     SECTION 2.04  Authorized Capital Stock......................          7
     SECTION 2.05  Governmental Approvals .......................          7
     SECTION 2.06  Financial Statements .........................          7
     SECTION 2.07  Events Subsequent to Date of
                   Financial Statements..........................          8
     SECTION 2.08  Actions Pending...............................          8
     SECTION 2.09  Trade Secrets.................................          9
     SECTION 2.10  Taxes.........................................          9
     SECTION 2.11  Other Agreements..............................          9
     SECTION 2.12  Title to Properties...........................          9
     SECTION 2.13  Compliance with Laws, Etc.....................          9
     SECTION 2.14  Affiliated Transactions.......................          9
     SECTION 2.15  Brokers' or Finders' Fees.....................         10
     SECTION 2.16  Disclosure....................................         10

III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     SECTION 3.01  Authorization.................................         10
     SECTION 3.02  Validity......................................         10
     SECTION 3.03  Investment Representations....................         11
     SECTION 3.04  Governmental Approvals........................         12
     SECTION 3.05  Brokers' or Finders' Fees.....................         12

                                        i
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                                                                        PAGE

IV.  CONDITIONS PRECEDENT

     SECTION 4.01  Conditions Precedent to the Obligations
                   of the Purchasers.............................         12
     SECTION 4.02  Conditions Precedent to the Obligations
                   of the Company................................         14
     SECTION 4.03  Conditions Precedent to the Obligations
                   of the Purchasers with Respect to each
                   Subsequent Closing............................         15
     SECTION 4.04  Conditions Precedent to the Obligations of
                   the Company with Respect to each Subsequent
                   Closing.......................................         16

V.   COVENANTS

     SECTION 5.01  Financial Statements, Reports, Etc............         17
     SECTION 5.02  Rights of Inspection..........................         18
     SECTION 5.03  Notice of Certain Events......................         18
     SECTION 5.04  Use of Proceeds...............................         19
     SECTION 5.05  Consents and Approvals........................         19
     SECTION 5.06  Compliance with Laws..........................         19
     SECTION 5.07  Preemptive Rights.............................         19
     SECTION 5.08  Management Fee................................         20

VI.  MISCELLANEOUS

     SECTION 6.01  Expenses, Etc.................................         20
     SECTION 6.02  Survival of Agreements........................         21
     SECTION 6.03  Parties in Interest...........................         21
     SECTION 6.04  Notices.......................................         21
     SECTION 6.05  Waiver of Prior Preemptive Rights.............         22
     SECTION 6.06  Entire Agreement; Modifications...............         22
     SECTION 6.07  Assignment....................................         22
     SECTION 6.08  Counterparts..................................         22
     SECTION 6.09  Governing Law.................................         22

TESTIMONIUM

                                       ii
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                    INDEX TO EXHIBITS, ANNEXES AND SCHEDULES

EXHIBIT       DESCRIPTION

   A          Form of Senior Subordinated Note
   B          Form of Promissory Note
   C          Form of Amendment No.3 to the Amended and
              Restated Registration Rights Agreement
   D          Form of Amendment No.3 to the Amended and
              Restated Stockholders Agreement
   E          Form of Certificate of Amendment to the
              Certificate of Incorporation


ANNEX         DESCRIPTION

  I           Purchasers
 II           Initial Shares Purchased
III           Additional Securities to be Purchased
 IV           Subsequent Closing Representations


SCHEDULE      DESCRIPTION

  2.01(b)     Company Ownership of Stock or Other
              Interests
  2.04(a)     Ownership of Capital Stock of Company
  2.04(b)     Rights, Warrants, Options, Etc.
  2.05        Government Approvals
  2.06        Financial Statements
  2.07        Events Subsequent to Date of Financial
              Statements
  2.08        Actions Pending
  2.12        Title to Properties
  2.14        Affiliated Transactions
  2.15        Brokers' or Finders' Fee
  3.03(d)     Certain Purchasers
  3.05        Brokers' or Finders' Fee

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
      SECURITIES PURCHASE AGREEMENT, dated as of October 26, 1998, among UNITED SURGICAL PARTNERS INTERNATIONAL, INC., a Delaware corporation (the "Company"), WELSH, CARSON, ANDERSON & STOWE VII, L.P., a Delaware limited partnership ("WCAS VII"), HEALTH CARE CAPITAL PARTNERS, L.P., a Delaware limited partnership, HEALTH CARE EXECUTIVE PARTNERS, L.P., a Delaware limited partnership (together with Health Care Capital Partners, L.P., "HC Partners") and the several other purchasers named in Annex I hereto (such purchasers, WCAS VII and HC Partners being hereinafter at times referred to individually as a "Purchaser" and collectively as the "Purchasers").

      WHEREAS, the Company is engaged in the business of owning and operating hospitals and/or surgical centers and acquiring additional hospitals and/or surgical centers and other businesses related thereto (collectively, the "Business");

      WHEREAS, on the Initial Closing Date (as hereinafter defined), the Company wishes to issue, sell and deliver (i) to WCAS VII, HC Partners and the several other Purchasers listed on Annex I hereto under the heading "WCAS/HC Purchasers" (WCAS VII and such listed Purchasers, other than HC Partners, Tucker Taylor, Alyce Craddock, Greg Koonsman and Jon O'Sullivan being hereinafter collectively called the "WCAS Purchasers", and the WCAS Purchasers, HC Partners, Tucker Taylor, Alyce Craddock, Greg Koonsman and Jon O'Sullivan being hereinafter collectively called the "WCAS/HC Purchasers") an aggregate 6,334,243 shares of Class A Common Stock, $.01 par value ("Class A Common Stock") and (ii) to the Purchasers listed on Annex I hereto under the heading "Management Purchasers" (such listed Purchasers being hereinafter collectively called the "Management Purchasers") an aggregate 392,638 shares of Class A Common Stock (said shares of Class A Common Stock, together with the shares of Class A Common Stock referred to in clause (i), being hereinafter collectively called the "Initial Shares");

      WHEREAS, the Purchasers, severally and not jointly, wish to purchase the Initial Shares, all on the terms and subject to the conditions hereinafter set forth;

      WHEREAS, from time to time during the five-year period after the Initial Closing Date, subject to the terms and conditions hereinafter set forth, (i) the WCAS/HC Purchasers may wish to purchase up to an aggregate 2,288,613 shares (the "Additional WCAS/HC Class A Common Shares") of Class A Common Stock and, only after the issuance, sale and delivery of the Additional WCAS/HC Class A Common Shares and the Additional Management Class A Common Shares (as hereinafter defined), up to an aggregate principal amount of $20, 120,000 of the Company's 7% Senior Subordinated Notes substantially in the form attached hereto as Exhibit A (such notes being hereinafter at times referred to individually as a "Senior Subordinated Note" and collectively as "Senior Subordinated Notes") and
(ii) the Management Purchasers may wish to purchase up to an aggregate 141,862 shares (the "Additional Management Class A Common Shares") of Class A Common Stock (such Additional Management Class A Common Shares and the Additional WCAS/HC Class A Common Shares being hereinafter collectively called the "Additional Shares"), all in order to finance the expansion of the Business through additional acquisitions or for certain operating expenses approved by the Board of Directors of the Company;

      WHEREAS, the Company wishes to issue, sell and deliver said Additional Shares and Senior Subordinated Notes (collectively, the "Additional Securities"), all on the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE I

                         PURCHASE AND SALE OF SECURITIES

      SECTION 1.01 ISSUANCE SALE AND DELIVERY OF SECURITIES ON THE INITIAL CLOSING. (a) Subject to the terms and conditions set forth herein, on the Initial Closing Date, the Company shall issue, sell and deliver to each Purchaser, and each Purchaser shall purchase from the Company the number of shares of Class A Common Stock set forth opposite the name of such Purchaser on Annex II hereto under the heading "Number of Initial Class A Common Shares" at a purchase price of $3.50 per share. On the Initial Closing Date, the Company shall issue a certificate or certificates in definitive form, registered in the name of each Purchaser, evidencing the securities being purchased by each such Purchaser hereunder.

      (b) As payment in full for the shares of Class A Common Stock being purchased by each Purchaser hereunder on the Initial Closing Date, and against delivery thereof as aforesaid, on the Initial Closing Date, each Purchaser shall
(i) pay to the Company, by wire transfer of immediately available funds to an account or accounts designated by the Company, the amount set forth opposite the name of such Purchaser on Annex II hereto under the heading "Cash Purchase Price" and (ii) deliver to the Company a Promissory Note, substantially in the form attached hereto as Exhibit B (each, a "Promissory Note"), in the principal amount set forth opposite the name of such Purchaser on Annex II hereto under the heading "Promissory Note Principal Amount."

      SECTION 1.02 INITIAL CLOSING DATE. The closing of the sale and purchase of the Initial Shares shall take place at the offices of Nossaman, Guthner, Knox & Elliott, LLP, 445 South Figueroa Street, Los Angeles California, at 10 a.m., Los Angeles time, on October 26, 1998, or at such other date and time as may be mutually agreed upon among the Purchasers and the Company (such closing being herein called the "Initial Closing" and such date and time being herein called the "Initial Closing Date").

      SECTION 1.03 THE COMPANY'S RIGHT TO REQUEST PURCHASES OF ADDITIONAL SECURITIES. (a) In addition to the Initial Shares to be issued and sold to the Purchasers on the

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Initial Closing Date, the Additional WCAS/HC Class A Common Shares shall be reserved for issuance to the WCAS/HC Purchasers and the Additional Management Class A Common Shares shall be reserved for issuance to the Management Purchasers (together with the WCAS/HC Purchasers being hereinafter collectively called the "Additional Purchasers"), all pursuant to this Section 1.03.

      (b) The maximum number of Additional Shares that may be purchased by each Additional Purchaser on a Subsequent Closing Date (as hereinafter defined) is set forth opposite the name of such Additional Purchaser on Annex III hereto under the heading "Maximum Number of Additional Class A Common Shares" and the maximum principal amount of Senior Subordinated Notes that may be purchased by each Additional Purchaser (if applicable) on a Subsequent Closing Date is set forth opposite the name of such Additional Purchaser on Annex III hereto under the heading "Maximum Note Principal Amount." The issuance, sale and delivery of the Additional WCAS/HC Class A Common Shares to the WCAS/HC Purchasers and the Additional Management Class A Common Shares to the Management Purchasers on any Subsequent Closing Date shall be PRO RATA among the WCAS/HC Purchasers and the Management Purchasers in proportion to the number of shares of Class A Common Stock purchased by such Purchaser on the Initial Closing Date. After all of such Additional Shares have been issued, sold and delivered (it being understood and agreed that the Company shall first issue, sell and deliver all the available Additional Shares prior to the issuance, sale or delivery of any Senior Subordinated Notes), the issuance, sale and delivery of the Senior Subordinated Notes on any Subsequent Closing Date shall be PRO RATA among the WCAS/HC Purchasers in proportion to the number of shares of Class A Common Stock purchased by such WCAS/HC Purchaser on the Initial Closing Date. The aggregate number of Additional Securities available for purchase by each Additional Purchaser on a Subsequent Closing Date shall be reduced by the aggregate number of Additional Shares or aggregate principal amount of Senior Subordinated Notes, as the case may be, purchased by such Additional Purchaser on previous Subsequent Closing Dates.

      (c) On the date (the "Termination Date") that is the earlier to occur of
(i) the fifth anniversary of the Initial Closing Date, (ii) such time as the Company shall have consummated an initial public offering (an "IPO") of its common stock registered under the Securities Act of 1933, as amended (the "Securities Act"), and (iii) a Change of Control, the number, if any, of Additional Securities available for purchase hereunder, after taking into account all reductions thereof, shall no longer be subject to any of the provisions of this Section 1.03.

      As used in this Section 1.03(c), the term "Change of Control" shall mean
(i) a consolidation or merger of the Company with or into any other corporation (other than a merger which will not result in more than 50% of the voting capital stock of the Company outstanding being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger in the same proportions in which such shares were held immediately prior to such merger), (ii) a sale of all or substantially all of the properties and assets of the Company as an entirety in a single transaction or in a series or related transactions to any other person, or (iii) the acquisition of "beneficial ownership" by any "person" or "group" (other

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than the WCAS Purchasers) of voting capital stock of the Company representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise. In addition, (i) the terms "person" and "group" shall have the meanings set forth in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable, (ii) the term "beneficial owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, and (iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Company so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of the Company.

      (d) At any time prior to the Termination Date, in the event that the Company desires to finance (x) capital expenditures approved by the Board of Directors for the expansion of the Business through additional acquisitions or
(y) operating expenses approved by the Board of Directors of the Company, the Company may, on one or more occasions, notify the WCAS/HC Purchasers and the Management Purchasers that it wishes to issue and sell all or any portion of the Additional Securities in accordance with paragraph (b) above. Such notice (a "Notice of Financing Event") shall be in writing and shall specify (i) the applicable capital expenditure or operating expense (including a brief description thereto), (ii) the aggregate number of Additional Shares or aggregate principal amount of Senior Subordinated Notes, as the case may be (collectively, the "Call Securities") that the Company proposes to issue to the WCAS/HC Purchasers and, if applicable, to the Management Purchasers, (iii) that the Notice of Financing Event has been authorized by the Board of Directors of the Company, (iv) that the anticipated net proceeds from the sale of the Call Securities will not be greater than is reasonably necessary for the applicable capital expenditure or operating expense and (v) the Subsequent Closing Date for the issuance and sale of the Call Securities; PROVIDED that no Subsequent Closing Date shall be scheduled to occur less than 12 business days or more than 45 days after the date of the Notice of Financing Event.

      (e) Within five business days after receipt of a Notice of Financing Event pursuant to paragraph (d) above, WCAS VII (on behalf of the Additional Purchasers) shall deliver a notice to the Company (a "Call Notice") that shall state the number of Call Securities allocated to each Additional Purchaser and confirm the Subsequent Closing Date specified in the Notice of Financing Event. Upon receipt of a Call Notice, the Company shall be required to sell such Call Securities to the Additional Purchasers in accordance with Section 1.04 below.

      (f) It is understood and agreed that the Additional Purchasers, as determined by WCAS VII in its sole discretion, shall be entitled to deliver a Call Notice to the Company to purchase any Additional Shares not previously purchased by the Additional Purchasers pursuant to this Section 1.03 at any time prior to the Termination Date, whether or not the Company shall have delivered a Notice of Financing Event.

      SECTION 1.04 ISSUANCE. SALE AND DELIVERY OF ADDITIONAL SECURITIES ON SUBSEQUENT CLOSING DATES. (a) In the event that the Additional Purchasers shall have delivered a Call Notice to the Company as specified in Section 1.03, then, subject to the other terms and conditions of this Agreement, on the Subsequent Closing Date specified in such Call Notice, the Company shall issue, sell and deliver (i) to each WCAS/HC Purchaser, and each WCAS/HC Purchaser shall purchase from the Company, (x) a Senior Subordinated Note with the principal amount specified in the Call Notice (the "Note Principal Amount") and/or (y) the number of Additional WCAS/HC Class A Common Shares specified in the Call Notice at a purchase price equal to $3.50 per share and (ii) to each Management Purchaser, and each Management Purchaser shall purchase from the Company, the number of Additional Management Class A Common Shares specified in the Call Notice at a purchase price equal to $3.50 per share. On each Subsequent Closing Date, the Company shall (x) issue to each Additional Purchaser stock certificates in definitive form, registered in the name of such Additional Purchaser evidencing the Additional Shares and (y) deliver to such Additional Purchaser such Additional Purchaser's Senior Subordinated Note, if applicable.

      (b) As payment in full for the Additional Securities being purchased by it hereunder, and against delivery of the certificate or certificates therefore as aforesaid, each Additional Purchaser shall transfer by wire transfer to the account or accounts designated by the Company on each Subsequent Closing Date an amount equal to (x) $3.50 multiplied by the number of Additional Shares set forth in the relevant Call Notice and/or (y) the Note Principal Amount.

      SECTION 1.05 SUBSEQUENT CLOSING DATES. Each closing of a sale and purchase of Additional Securities shall take place at the offices of the Company, 17103 Preston Road, Suite 190 North, Dallas, Texas, at 10 a.m., Dallas time, on such date, (which shall not be a day on which banking institutions in the State of Texas or New York are required or authorized to close) as shall be specified in any Call Notice (each such closing being herein called a "Subsequent Closing" and each such date and time being herein called a "Subsequent Closing Date").


                                       II


                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to the Purchasers as follows:

      SECTION 2.01 ORGANIZATION. QUALIFICATIONS AND CORPORATE POWER. (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly licensed or qualified in each jurisdiction in which the nature of its business or the ownership of its properties makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on its ability to carry on its business. The Company has the corporate power and authority to own

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and hold its properties, to carry on its business as currently conducted and to execute and deliver this Agreement, the Senior Subordinated Notes, Amendment No.3 to the Amended and Restated Registration Rights Agreement dated as of the date hereof substantially in the form attached hereto as Exhibit C (the "Registration Rights Agreement Amendment") among the Company and the several other parties named therein and Amendment No.3 to the Amended and Restated Stockholders Agreement dated as of the date hereof substantially in the form attached hereto as Exhibit D (the "Stockholders Agreement Amendment") among the Company and the several other parties named therein, to perform its obligations under this Agreement, the Senior Subordinated Notes, the Stockholders Agreement Amendment and the Registration Rights Agreement Amendment, and to issue, sell and deliver the Initial Shares and the Additional Securities (collectively, the "Securities").

      (b) Except as set forth on Schedule 2.01(b) hereto, the Company does not own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or
(ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise.

      SECTION 2.02 AUTHORIZATION OF AGREEMENTS. ETC.

      (a) Each of the execution and delivery by the Company of this Agreement, the Senior Subordinated Notes, the Stockholders Agreement Amendment and the Registration Rights Agreement Amendment, the performance by the Company of its obligations hereunder and thereunder, and the issuance, sale and delivery by the Company of the Securities have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which the Company or any of the properties or assets of the Company is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or of any corporation, partnership, joint venture or other entity in which the Company owns, of record or beneficially, 50% or more of the voting interests of the same (such an entity being hereinafter referred to individually as a "Subsidiary" and collectively as "Subsidiaries").

      (b) The Initial Shares and Additional Shares have been duly authorized by the Company and, when sold and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable shares of Class A Common Stock. The issuance, sale and delivery of the Initial Shares and Additional Shares to the Purchasers hereunder is not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

      SECTION 2.03 VALIDITY. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles. The Senior Subordinated Notes, the Stockholders Agreement Amendment and the Registration Rights Agreement Amendment, when executed and delivered by the Company as provided in this Agreement, and when executed and delivered by the other parties hereto (if applicable), will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles.

      SECTION 2.04 AUTHORIZED CAPITAL STOCK.

      (a) The authorized capital stock of the Company consists of (i) 40,000,000 shares of Common Stock, $.01 par value, (ii) 30,000,000 shares of Class A Common Stock, (iii) 31,200 shares of Series A Redeemable Preferred Stock and (iv) 2,716 shares of Series B Convertible Preferred Stock, $.01 par value. All of the issued and outstanding shares of capital stock of the Company are owned of record as set forth on Schedule 2.04(a) hereto.

      (b) Except as contemplated by this Agreement, the Amended and Restated Stockholders Agreement dated as of April 30, 1998 among the Company and the several other parties named therein, as amended, the Company's Certificate of incorporation or as set forth on Schedule 2.04(b) hereto, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company is authorized or outstanding, (ii) there is no binding commitment of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of the Company's capital stock, any evidences of indebtedness or assets, and (iii) the Company has no obligations (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

      SECTION 2.05 GOVERNMENTAL APPROVALS. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III hereof, except as set forth on Schedule 2.05 hereto, no registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution and delivery of this Agreement, the Stockholders Agreement Amendment and the Registration Rights Agreement Amendment, the performance of this Agreement, the Stockholders Agreement Amendment and the Registration Rights Agreement Amendment, or the issuance, sale and delivery of the Securities, other than, if applicable, compliance with the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

      SECTION 2.06 FINANCIAL STATEMENTS. The unaudited consolidated balance sheet of the Company as of July 31, 1998 and the related unaudited statement of operations for the period from February 27, 1998 (the date of incorporation of the Company) to July 31, 1998 are attached hereto as Schedule 2.06. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the consolidated financial position of the Company as of the date of such financial statements and the results of its operations for the period then ended in accordance with generally accepted accounting principles, except for the absence of notes and subject to year-end adjustments which consist only of normal recurring accruals. Except as reflected in said financial statements or as disclosed in writing to WCAS VII and HC Partners, the Company had no material (individually or in the aggregate) obligations or liabilities, absolute, accrued or contingent, as of the date of such financial statements that would be required to be reflected on said financial statements. Since July 31, 1998 there has been no material adverse change in the properties, assets, condition (financial or other), prospects, operating results or business of the Company and its Subsidiaries taken as a whole.

      SECTION 2.07 EVENTS SUBSEQUENT TO DATE OF FINANCIAL STATEMENTS. Since July 31, 1998, and except as set forth on Schedule 2.07 hereto, the Company has not
(i) issued any stock, bonds or other corporate securities, (ii) borrowed any amount or incurred any liabilities (absolute or contingent) that would be required to be disclosed on a balance sheet as of the date hereof prepared in accordance with generally accepted accounting principles, except current liabilities incurred, and liabilities under contracts entered into, in the ordinary course of business, (iii) discharged or satisfied any lien or paid any obligation or liability (absolute or contingent) other than current liabilities shown on such financial statements and current liabilities incurred since that date in the ordinary course of business, (iv) declared or made any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities, (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens of current real property taxes not yet delinquent and payable, (vi) sold, assigned or transferred any of its material tangible assets, except in the ordinary course of business, (vii) acquired any material tangible assets or properties, except in the ordinary course of business, (viii) canceled or compromised any debts or claims, except in the ordinary course of business, (ix) sold, assigned or transferred any patents, trademarks, tradenames, or other intangible rights (or licenses thereto) or permitted any license, permit, or other form of authorization relating to such rights to lapse, (x) suffered any material losses, or waived any rights of material value, whether or not in the ordinary course of business,
(xi) received notification of cancellation, or canceled or waived any rights which, individually or in the aggregate, are material with respect to any currently existing agreement, contract, right or understanding, (xii) made any changes in officer compensation, except for compensation attributed to newly hired officers and for changes made in the ordinary course of business and consistent with past practice or (xiii) entered into any transaction except in the ordinary course of business.

      SECTION 2.08 ACTIONS PENDING. Except as set forth on Schedule 2.08 hereto, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any of their respective properties or rights before any court or by or before any governmental body or arbitration board or tribunal, the outcome of which might reasonably be expected to result in any material adverse effect on the properties, assets, condition (financial or other), prospects, operating results or business of the Company and its Subsidiaries taken as a whole. To the knowledge of the Company, except as set forth on Schedule 2.08 hereto, there does not exist any reasonable basis for any such action, suit, investigation or proceeding.

      SECTION 2.09 TRADE SECRETS. To the knowledge of the Company, (a) no third party has claimed that any person affiliated with the Company or any Subsidiary has violated any of the terms or conditions of his employment contract with such third party, or disclosed or utilized any trade secrets or proprietary information or documentation of such third party, or interfered in the employment relationship between such third party and any of its employees and
(b) no person affiliated with the Company or any Subsidiary has employed any trade secrets or any information or documentation proprietary to any former employer.

      SECTION 2.10. TAXES The Company and each Subsidiary, as applicable, has duly and timely filed or caused to be filed all Federal, state, local and foreign tax returns that have been required to be filed to date by it and has timely paid or caused to be timely paid all taxes or all assessments received by it to the extent that such taxes or assessments have become due.

      SECTION 2.11 OTHER AGREEMENTS. Neither the Company nor any Subsidiary is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party.

      SECTION 2.12 TITLE TO PROPERTIES. Except as set forth on Schedule 2.12 hereto, the Company and each of its Subsidiaries owns its properties and assets free and clear of mortgages, pledges, security interests, liens, charges and other encumbrances.

      SECTION 2.13 COMPLIANCE WITH LAWS, ETC. (a) Each of the Company and its Subsidiaries has all material governmental licenses, franchises and permits for the conduct of its business as currently conducted (collectively, "Governmental Permits").

      (b) The business of the Company and each of its Subsidiaries is being conducted in compliance with all applicable laws, ordinances, rules and regulations of all governmental authorities relating to their respective properties or applicable to their respective businesses, including without limitation the terms of all Governmental Permits and federal securities laws, other than minor non-compliance that can be cured at nominal cost without adversely affecting the business of the Company or any Subsidiary as it is currently conducted. Neither the Company nor any Subsidiary has received any notice of any alleged violation of any of the foregoing, nor is the Company aware of any basis for any such allegation.

      SECTION 2.14 AFFILIATED TRANSACTIONS. Except as contemplated by this Agreement or as set forth on Schedule 2.14 hereto, to the knowledge of the Company, no officer, director or stockholder of the Company or any person related by blood or marriage to any such person or any entity in which any such person owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or has any material interest in any material property used by the Company.

      SECTION 2.15 BROKERS' OR FINDERS' FEES. Except as set forth on Schedule 2.15, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Company with the Purchasers, without the intervention of any person on behalf of the Company in such a manner to give rise to any claim by any person for a finders' fee, brokerage commission or similar payment.

      SECTION 2.16 DISCLOSURE. Neither this Agreement nor the Schedules and Exhibits attached hereto contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in the light of circumstances under which made, not misleading.


                                      III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      Each Purchaser represents and warrants to the Company, severally and not jointly, as follows:

      SECTION 3.01 AUTHORIZATION. The execution, delivery and performance by such Purchaser of this Agreement, the Stockholders Agreement Amendment, the Registration Rights Agreement Amendment and such Purchaser's Promissory Note, if any, and the purchase and receipt by such Purchaser of the Securities being purchased by it hereunder have been duly authorized by all requisite action on the part of such Purchaser, and will not violate any provision of law, any order of any court or other agency of government applicable to such Purchaser, or any provision of any indenture, agreement or other instrument by which such Purchaser or any of such Purchaser's properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

      SECTION 3.02 VALIDITY. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles. The Stockholders Agreement Amendment, the Registration Rights Agreement Amendment and such Purchaser's

Promissory Note, if any, when executed and delivered by such Purchaser in accordance with this Agreement, and when executed and delivered by the other parties thereto, will constitute the legal, valid and binding obligation of such Purchaser, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general equity principles.

      SECTION 3.03 INVESTMENT REPRESENTATIONS. (a) Such Purchaser is acquiring the Securities for its own account, for investment, and not with a view toward the resale or distribution thereof in violation of applicable law.

      (b) Such Purchaser understands that it must bear the economic risk of its investment for an indefinite period of time because the Securities are not registered under the Securities Act or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such Purchaser also understands that, except as provided in the Amended and Restated Registration Rights Agreement dated as of April 30, 1998 among the Company and the several other parties named therein, as amended (the "Amended and Restated Registration Rights Agreement"), it is not contemplated that any registration will be made under the Securities Act or that the Company will take steps which will make the provisions of Rule 144 under the Securities Act available to permit resale of the Securities. Such Purchaser will not pledge, transfer, convey or otherwise dispose of any of the Securities, except in a transaction that is the subject of either (x) an effective registration statement under the Securities Act and any applicable state securities laws, or (y) an opinion of counsel to the effect that such registration is not required (which opinion and counsel shall be reasonably satisfactory to the Company, it being agreed that Reboul, MacMurray, Hewitt, Maynard & Kristol shall be satisfactory, and may be relied on by the Company in making such determination), it being intended that the agreements with respect to the Securities contained in this sentence shall be construed consistently with the provisions relating to the same subject matter contained in the Amended and Restated Registration Rights Agreement.

      (c) Such Purchaser is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment in the Shares being purchased by it for an indefinite period of time. Such Purchaser has had the opportunity to ask questions of, and receive answers from, officers of the Company with respect to the business and financial condition of the Company and the terms and conditions of the offering of the Shares and to obtain additional information necessary to verify such information or can acquire it without unreasonable effort or expense.

      (d) Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Securities. Such Purchaser (other than the Purchasers set forth on Schedule 3.03(d) hereto) is an "accredited investor" as such term is defined in Rule 501 of Regulation D under the Securities Act with respect to its purchase of the Securities, and that if such Purchaser is a partnership, it has not been formed solely for the purpose of purchasing the Securities it is purchasing hereunder (unless each of the partners of such partnership is an accredited investors).

      (e) Such Purchaser, to the extent that such Purchaser is subject to the Connecticut Uniform Securities Act, is an institutional buyer under ss.36b-21(b)(8) thereto.

      SECTION 3.04 GOVERNMENTAL APPROVALS. No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary by such Purchaser for the valid execution, delivery and performance of this Agreement, the Stockholders Agreement Amendment, the Registration Rights Agreement Amendment and such Purchaser's Promissory Note, if any, other than, if applicable, compliance with the requirements of the HSR Act.

      SECTION 3.05 BROKERS' OR FINDERS' FEES. Except as set forth on Schedule 3.05, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by the Purchasers with the Company, without the intervention of any person on behalf of the Purchasers in such a manner as to give rise to any claim by any person for a finders' fee, brokerage commission or similar payment.


                                       IV

                              CONDITIONS PRECEDENT

      SECTION 4.01 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS. The obligations of each Purchaser hereunder are, at its option, subject to the satisfaction, on or before the Initial Closing Date, of the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Initial Closing Date, with the same force and effect as though such representations and warranties had been made on and as of such date, and the Company shall have certified to such effect to the Purchasers in writing.

      (b) PERFORMANCE. The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or on the Initial Closing Date, and the Company shall have certified to such effect to the Purchasers in writing.

      (c) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company and all waivers and consents to be obtained by the Company in connection with the transactions contemplated hereby shall have been taken or obtained by the Company and all documents incident thereto shall be satisfactory in form and substance to such Purchaser and its counsel.

      (d) LEGAL ACTIONS OR PROCEEDINGS. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby.

      (e) STOCKHOLDER AGREEMENT AMENDMENT AND REGISTRATION RIGHTS AGREEMENT AMENDMENT. The Company and the other parties thereto shall have executed and delivered the Stockholders Agreement Amendment and the Registration Rights Agreement Amendment.

      (f) CERTIFICATE OF AMENDMENT. The Certificate of Amendment to the Certificate of Incorporation of the Company substantially in the form of Exhibit E hereto shall have been duly adopted and shall have been duly filed with the Secretary of State of the State of Delaware and become legally effective.

      (g) OPINION OF COUNSEL. The Purchasers shall have received an opinion of Nossaman, Guthner, Knox & Elliott, LLP, in form and substance reasonably satisfactory to the Purchasers and their counsel.

      (h) SUPPORTING DOCUMENTS. WCAS VII (on behalf of the Purchasers) and its counsel shall have received copies of the following supporting documents:

      (i)(x) copies of the Certificate of Incorporation of the Company, and all amendments thereto, certified as of a recent date by the Secretary of State of the State of Delaware, and (y) a certificate of said Secretary dated as of a recent date as to the due incorporation and good standing of the Company and listing all documents of the Company on file with said Secretary;

      (ii) a certificate of the Secretary or an Assistant Secretary of the Company dated the Initial Closing Date and certifying (w) that attached thereto is a true and complete copy of the By-laws of the Company as in effect on the date of such certification; (x) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement, the Registration Rights Agreement Amendment, the Stockholders Agreement Amendment and the issuance, sale and delivery of the Securities, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby; (y) that the Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(x) above; and (z) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Registration Rights Agreement Amendment, the Stockholders Agreement Amendment and the stock certificates representing the Initial Shares and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii); and

      (iii) such additional supporting documents and other information with respect to the operations and affairs of the Company as the Purchasers or their counsel may reasonably request.

      All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

      (i) CONSENTS: HSR ACT WAITING PERIOD. The Company shall have obtained all consents required to be obtained pursuant to Section 5.05 hereof Without limiting the generality of the foregoing, all applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

      SECTION 4.02 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company hereunder are, at its option, subject to the satisfaction, on or before the initial Closing Date of the following conditions:

      (a) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects on the Initial Closing Date, with the same effect as though such representations and warranties had been made on and as of such date.

      (b) PERFORMANCE. The Purchasers shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by them prior to or on the Initial Closing Date.

      (c) ALL PROCEEDINGS TO BE SATISFACTORY. All proceedings to be taken by the Purchasers and any waivers and consents to be obtained by the Purchasers in connection with the transactions contemplated hereby shall have been taken or obtained by the Purchasers and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel.

      (d) LEGAL ACTIONS OR PROCEEDINGS. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby.

      (e) STOCKHOLDERS AGREEMENT AMENDMENT, REGISTRATION RIGHTS AGREEMENT AMENDMENT AND PROMISSORY NOTE. Each of the parties thereto (other than the Company) shall have executed and delivered the Stockholders Agreement Amendment, the Registration Rights Agreement Amendment and the Promissory Note, if any.

      SECTION 4.03 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASERS WITH RESPECT TO EACH SUBSEQUENT CLOSING. The obligations of each of the Additional Purchasers to purchase and pay for the Additional Securities being purchased by such Additional Purchaser on each Subsequent Closing Date are, at such Additional Purchaser's option, subject to the satisfaction, on or before such date, of the following conditions:

      (a) CONSUMMATION OF INITIAL CLOSING AND EACH PRIOR SUBSEQUENT CLOSING. On the Initial Closing Date the Company shall have issued and sold the Initial Shares, and on each prior Subsequent Closing Date, the Company shall have issued and sold the Additional Securities being issued and sold on such Subsequent Closing Date.

      (b) PRELIMINARY DOCUMENTATION. If applicable, a Notice of Financing Event shall have been given and shall have been delivered to the Additional Purchasers pursuant to Section 1.03(d) hereof.

      (c) OPINION OF COUNSEL. The Additional Purchasers shall have received from Nossaman, Guthner, Knox & Elliott, LLP (or such other counsel satisfactory to the Additional Purchasers) an opinion dated such Subsequent Closing Date confirming the opinion delivered by such counsel in accordance with Section 4.01(g) hereof, with such other changes as may be required as a result of the transactions contemplated by this Agreement.

      (d) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties of the Company set forth herein shall be true and correct as of such Subsequent Closing Date (except (i) as disclosed in writing to the Additional Purchasers at least three business days prior to such Subsequent Closing Date, which exceptions shall be acceptable to such Additional Purchasers and (ii) that the representations contained in Section 2.06 hereto shall be replaced in their entirety with the representations contained in Annex IV hereto, which representations will be true and correct as of such Subsequent Closing Date), and the Company shall have certified to such effect to the Additional Purchasers in writing.

      (e) PERFORMANCE. The Company shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at such Subsequent Closing Date, and the Company shall have certified to such effect to the Additional Purchasers in writing.

      (f) NO MATERIAL ADVERSE CHANGE. Since the Subsequent Closing Date next preceding such Subsequent Closing Date (or in the case of the first Subsequent Closing Date, since the Initial Closing Date), there shall have been no material adverse change in the properties, assets, condition (financial or other), prospects, operating results or business of the Company and its Subsidiaries taken as a whole, and the Company shall have certified to such effect to the Additional Purchasers in writing.

      (g) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate and other proceedings to be taken by the Company and all waivers and consents to be obtained by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Additional Purchasers and their counsel, and the Additional Purchasers and said counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

      (h) SUPPORTING DOCUMENTS. On or prior to such Subsequent Closing Date, WCAS VII (on behalf of the Additional Purchasers) and its counsel shall have received copies of the supporting documents referred to in Section 4. 0 1 (h) above as if such Subsequent Closing Date were the Initial Closing Date.

      All such documents shall be satisfactory in form and substance to the Additional Purchasers and their counsel.

      In the event that the Certificate of Incorporation and/or By-laws of the Company shall not have been amended since the Initial Closing Date, the Company may, in lieu of furnishing such documents, cause the certificate with respect thereto contemplated by paragraphs 4.01(h)(i) and 4.01(h)(ii) above to be replaced by a certificate as to the fact that such documents were previously furnished and as to the absence of any amendments thereto.

      (i) LEGAL ACTIONS OR PROCEEDINGS. No legal action or proceeding shall have been instituted or threatened seeking to restrain, prohibit, invalidate or otherwise affect the consummation of the transactions contemplated hereby.

      (j) CONSENTS; HSR ACT WAITING PERIOD. The Company shall have obtained all consents required to be obtained pursuant to Section 5.05 hereof Without limiting the generality of the foregoing, all applicable waiting periods under the HSR Act with respect to the transactions contemplated hereby shall have expired or been terminated.

      SECTION 4.04 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY WITH RESPECT TO EACH SUBSEQUENT CLOSING. The obligations of the Company to issue and sell the Additional Securities on each Subsequent Closing Date are, at its option, subject to the satisfaction, on or before such date, of the following conditions:

      (a) CONSUMMATION OF INITIAL CLOSING AND EACH PRIOR SUBSEQUENT CLOSING. On the Initial Closing Date the Purchasers shall have purchased and paid for the Initial Shares, and on each prior Subsequent Closing Date, the Additional Purchasers shall have purchased and paid for the Additional Securities being issued and sold on such Subsequent Closing Date.

      (b) PRELIMINARY DOCUMENTATION. A Call Notice shall have been given pursuant to Section 1.03(e) or 1.03(f).

      (c) REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties contained in Article III hereof as made by the Additional Purchasers shall be true and correct in all material respects on such Subsequent Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

      (d) PERFORMANCE. Each Additional Purchaser shall have performed and complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at such Subsequent Closing Date.

      (e) ALL PROCEEDINGS TO BE SATISFACTORY. All corporate or partnership and other proceedings to be taken by each Purchaser and all waivers and consents to be obtained by any Purchaser in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to the Company and its counsel.


                                       V

                                   COVENANTS

      SECTION 5.01 FINANCIAL STATEMENTS REOORTS ETC.

      The Company shall furnish to each of WCAS VII and HC Partners, prior to the consummation of the Company's IPO and for so long as WCAS VII or HC Partners, as applicable, shall hold at least 25% of the Securities (or securities into which such Securities are converted, exchanged or reclassified) purchased by WCAS VII or HC Partners hereunder:

      (a) within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such fiscal year and the related consolidated statements of operations and retained earnings, changes in stockholders' equity and cash flows of the Company for the fiscal year then ended, together with supporting notes thereto, certified in accordance with generally accepted accounting principles, without qualification as to scope of audit, by a firm of independent public accountants of recognized national standing selected by the Company;

      (b) within 30 days after the end of each month in each fiscal year (other than the last month in each fiscal year), a consolidated balance sheet of the Company and the related consolidated statement of operations and retained earnings, unaudited but certified by the principal financial officer of the Company, such balance sheets to be as of the end of such month and such statements of operations and retained earnings to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case subject to normal year-end adjustments;

      (c) within 30 days prior to the beginning of each fiscal year of the Company (and with respect to any revision thereof, promptly after such revision has been prepared), a proposed annual operating budget for the Company, including projected monthly income statements, cash flow statements during such fiscal year and a projected consolidated balance sheet as of the end of such fiscal year, and each monthly financial statement furnished pursuant to (b) above shall reflect variances from such operating budget, as the same may from time to time be revised; and

      (d) promptly upon filing, copies of all registration statements, prospectuses, periodic reports and other documents filed by the Company or any Subsidiary with the Securities and Exchange Commission.

      SECTION 5.02 RIGHTS OF INSPECTION. The Company shall, and shall cause its Subsidiaries, officers, directors, employees, representatives, advisors and agents to, afford, from the date hereof, the representatives, advisors and agents of WCAS VII (on behalf of the Additional Purchasers) complete access at all reasonable times during normal business hours to its officers, employees, agents, properties, books, records and workpapers, and shall furnish WCAS VII all financial, operating and other information and data that WCAS VII may reasonably request through such representatives, advisors or agents. At the request of WCAS VII, the Company shall promptly furnish to the Additional Purchasers a copy of all material written correspondence, filings, communications (or memoranda setting forth the substance thereof) between the Company or any of its officers, employees, representatives, advisors or agents and any governmental entity with respect to the obtaining of any waivers, consent or approvals and the making of any registrations or filings that are necessary to the transactions contemplated by this Agreement. The Additional Purchasers agree to keep confidential any confidential business information that may be provided to them by the Company pursuant to this Agreement, unless disclosure is required by law as advised by counsel.

      SECTION 5.03 NOTICE OF CERTAIN EVENTS. (a) The Company shall give WCAS VII and HC Partners prompt notice of (i) the occurrence, or failure to occur, of any event that the Company believes would be likely to (x) cause any of the representations or warranties of the Company contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof or
(y) cause any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in any material respect, (ii) any failure of the Company, or any officer, director, employee or agent thereof, to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any event of default under any agreement with respect to indebtedness for borrowed money or a purchase money obligation, and any event which, upon notice or lapse of time or both, would constitute such an event of default, that would permit the holder of such indebtedness or obligation to accelerate the maturity thereof, (iv) any claim, action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency which, if adversely determined, would materially impair the ability of the Company to carry on its business substantially as now or then conducted, and which, in the case of each of the items set forth in clauses (i) through (iv) above, would be likely to have material adverse effect on the properties, assets, condition (financial or other), prospects, operating results or business of the Company and its Subsidiaries taken as a whole.

      (b) For purposes of permitting the Additional Purchasers to purchase any of the remaining Additional Shares prior to the Termination Date pursuant to
Section 1.03(f) hereof, the Company shall give the WCAS/HC Purchasers notice of an IPO or a Change of Control Event at least 20 days prior to the consummation of such IPO or Change of Control Event.

      SECTION 5.04 USE OF PROCEEDS. The Company shall use the proceeds from the sale of the Initial Shares hereunder for the acquisition of certain domestic surgical centers (or assets relating thereto) and Spanish hospital companies or assets relating thereto) and for general corporate or other purposes approved by WCAS VII.

      SECTION 5.05 CONSENTS AND APPROVALS. Prior to the Initial Closing Date and each Subsequent Closing Date, the Company shall promptly apply for or otherwise seek and use its best efforts to obtain all authorizations, consents, waivers and approvals (whether by or from any person, entity, court or governmental agency or authority) as may be required in connection with the consummation of this Agreement and the transactions contemplated hereby. In addition, the Company shall pay any filing fees and expenses relating to compliance with the HSR Act in connection with any transaction to which the Company is a party, regardless of who may be deemed to be the "ultimate parent" of the Company (as such term is defined in the HSR Act).

      SECTION 5.06 COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, the noncompliance with which could have a material adverse effect on the properties, assets, condition (financial or other), prospects, operating results or business of the Company and its Subsidiaries taken as a whole.

      SECTION 5.07 PREEMPTIVE RIGHTS. (a) Until such time as the Company has consummated an IPO, the Company hereby grants to HC Partners the right to purchase HC Partners' Proportionate Percentage (as hereinafter defined) of any future Eligible Offering (as hereinafter defined). For the purposes of this
Section 5.07, the following terms shall have the meanings set forth below:

      "PROPORTIONATE PERCENTAGE" means, with respect to HC Partners as of any date, the result (expressed as a percentage) obtained by dividing (i) the number of shares of Class A Common Stock and Common Stock owned by HC Partners as of such date, by (ii) the total number of shares of Class A Common Stock and Common Stock outstanding as of such date.

      "ELIGIBLE OFFERING" means an offer by the Company to sell to investors (including any of the Purchasers) for cash, shares of capital stock of the Company, or any security convertible into or exchangeable for, or carrying rights or options to purchase, capital stock of the Company, other than an offering of securities by the Company:

            (i) to its full-time employees, and/or officers and/or directors and/or consultants and/or advisors of options to purchase shares of Common Stock in connection with or pursuant to the Company's Stock Option Plan as in effect from time to time;

            (ii) in connection with the conversion or exercise of outstanding securities of the Company;

            (iii) in connection with any merger of, or acquisition by, the Company;

            (iv) in connection with the issuance of any Additional Shares; or

            (v) in an underwritten public offering of shares of Common Stock registered under the Securities Act.

      (b) The Company shall, before issuing any securities pursuant to an Eligible Offering, give written notice thereof to HC Partners. Such notice shall specify the security or securities the Company proposes to issue and the consideration that the Company intends to receive therefore. For a period of ten
(10) days following the date of such notice, HC Partners shall be entitled, by written notice to the Company, to elect to purchase all or any part of HC Partners' Proportionate Percentage of the securities being sold in the Eligible Offering; PROVIDED, HOWEVER, that if two or more securities shall be proposed to be sold as a "unit" in an Eligible Offering, any such election must relate to such unit of securities. In the event that elections pursuant to this Section
5.07 shall not be made with respect to any securities included in an Eligible Offering within such ten (10) day period, then the Company may issue such securities to investors, but only for a consideration payable in cash not less than, and otherwise on no more favorable terms to the investors than, that set forth in the Company's notice and only within 180 days after the end of such ten
(10) day period. In the event that any such offer is accepted by HC Partners, on a mutually agreeable date not less than ten (10) business days following such acceptance, the Company shall sell to HC Partners and HC Partners shall purchase from the Company, for the consideration and on the terms set forth in the notice as aforesaid, the securities that HC Partners shall have elected to purchase.

      SECTION 5.08 MANAGEMENT FEE. At no time shall WCAS VII (or its partners) charge the Company for management or similar fees relating to its investment in the Company.


                                       VI

                                  MISCELLANEOUS

      SECTION 6.01 EXPENSES, ETC. The Company shall pay its own expenses. All fees and expense of WCAS VII incident to the negotiation, preparation and execution of this Agreement, including the fees and expenses of counsel, accountants or other advisors (i) shall be paid by the Company in the event that such transactions are consummated and (ii) shall be borne by the party incurring such expense in the event such transactions are not consummated. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, made as a result of any agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

      SECTION 6.02 SURVIVAL OF AGREEMENTS. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Securities pursuant hereto and all statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

      SECTION 6.03 PARTIES IN INTEREST. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

      SECTION 6.04 NOTICES. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or by overnight courier or duly sent by first class certified mail, postage prepaid, or by facsimile addressed to such party at the address or facsimile number set forth below:

      if to the Company, to:

              United Surgical Partners International, Inc.
              17103 Preston Road
              Suite 190 North
              Dallas, Texas 75248
              Facsimile: 972-267-0084
              Attention: Donald Steen

              with a copy to:

              Nossaman, Guthner, Knox & Elliott, LLP
              445 South Figueroa Street, 31st Floor
              Los Angeles, CA 90071
              Facsimile: 213-612- 7801
              Attention: Robert D. Mosher, Esq.

      if to any Purchaser, to such Purchaser at the address appearing on Annex I hereto;

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal or courier delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing and (c) in the case of facsimile, when received.

      SECTION 6.05 WAIVER OF PRIOR PREEMPTIVE RIGHTS. Each of the WCAS Purchasers and Donald Steen hereby waive their respective rights to purchase a proportionate percentage of the Initial Shares and Additional Shares as set forth in Section 5.07 of the Securities Purchase Agreement dated Apri130, 1998 among the Company, WCAS VII and the several other parties named therein.

      SECTION 6.06 ENTIRE AGREEMENT: MODIFICATIONS. This Agreement (including the Exhibits, Annexes and Schedules hereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except in a writing signed by the party to be charged.

      SECTION 6.07 Assignment. This Agreement may not be assigned by the Company or the Purchasers without the prior written consent of the Company and each of the Purchasers, except that (i) an Additional Purchaser who is an individual may assign the obligation to purchase Additional Securities to an Individual Retirement Account or trust established for such Additional Purchaser's benefit and (ii) an Additional Purchaser may assign the obligation to purchase Additional Securities to an affiliate (as defined in Rule 405 under the Securities Act) of such Additional Purchaser; Provided, that in any such case each assignee agrees to become a party to and be bound by this Agreement and the Amended and Restated Stockholders Agreement.

      SECTION 6.08 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      SECTION 6.09 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.


                                 UNITED SURGICAL PARTNERS
                                   INTERNATIONAL, INC.




                                 By /s/ DONALD STEEN
                                        Donald Steen
                                        Chief Executive Officer


                                 WCAS PURCHASERS:


                                 WELSH, CARSON, ANDERSON
                                   & STOWE VII, L.P .

                                 By WCAS VII Partners, L.P.
                                 General Partner




                                 By /s/ LAURA VANBUREN
                                        Laura VanBuren
                                        General Partner


                                 WCAS HEALTHCARE PARTNERS, L.P.

                                 By WCAS HC Partners
                                 General Partner




                                 By /s/ LAURA VANBUREN
                                        Laura VanBuren
                                        Attorney-in-Fact

                                 Patrick I. Welsh
                                 Russell L. Carson
                                 Bruce K. Anderson
                                 Richard H. Stowe
                                 Andrew M. Paul
                                 Thomas E. Mclnerney
                                 Robert A. Minicucci
                                 Anthony I. deNicola
                                 Paul B. Queally

                                 /s/ LAURA VANBUREN
                                  By Laura VanBuren
                                     Attorney-in-Fact

                                 /s/ LAURA VANBUREN
                                     Laura VanBuren

                                 /s/ RUDOLPH E. RUPERT
                                     Rudolph E. Rupert

                                 /s/ D. SCOTT MACKESY
                                     D. Scott Mackesy

                                 /s/ LAUREN MELKUS
                                     Lauren Melkus

                                 /s/ TUCKER TAYLOR
                                     Tucker Taylor

                                 /s/ ALYCE CRADDOCK
                                     Alyce Craddock

                                 /s/ GREG KOONSMAN
                                     Greg Koonsman

                                 /s/ JON O'SULLIVAN
                                     Jon O'Sullivan

                                 HEALTH CARE CAPITAL
                                   PARTNERS, L.P.

                                 By Ferrer Freeman Thompson & Co., LLC
                                 General Partner

                                 By /s/ ROBERT T. THOMPSON
                                 Name:  Robert T. Thompson
                                 Title: Member

                                 HEALTH CARE EXECUTIVE
                                   PARTNERS, L.P.

                                 By Ferrer Freeman Thompson & Co., LLC
                                 General Partner

                                 By /s/ ROBERT T. THOMPSON
                                 Name:  Robert T. Thompson
                                 Title: Member

                                 MANAGEMENT PURCHASERS

                                 /s/ DONALD STEEN
                                     Donald Steen

                                 /s/ WILLIAM WILCOX
                                     William Wilcox

                                 /s/ SUE SHELLEY
                                     Sue Shelley

                                 /s/ JEFFREY STOCKARD
                                     Jeffrey Stockard

                                 /s/ LAURIE HOGUE
                                     Laurie Hogue

                                 /s/ MICHAEL CREWS
                                     Michael Crews

                                 /s/ DAVID MCDONALD
                                     David McDonald FBO Tracy McDonald

                                 /s/ JAMES BRANON
                                     James Branon

                               ANNEX - PURCHASERS

WCAS/HC PURCHASERS:

1. WCAS Purchasers

Welsh, Carson Anderson
 Stowe VII, L.P.
WCAS Healthcare Partners, L.P.
Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Richard H. Stowe
Andrew M. Paul
Thomas E. McInerney
Laura VanBuren
Robert A. Minicucci
Anthony deNicola
Rudolph E. Rupert
Paul B. Queally
O. Scott Mackesy
Lauren Melkus

c/o Welsh, Carson, Anderson
  & Stowe
320 Park Avenue
Suite 2500
New York, NY 10022-9500
Facsimile: 212-841-5725

with a copy to:

Reboul, MacMurray, Hewitt, Maynard & Kristol
45 Rockefeller Plaza
New York, NY  10111
Facsimile: 212-841-5725
Attention: Othon A. Prounis, Esq.

2. HC Partners

Health Care Capital Partners, L.P.
Health Care Executive Partners, L.P.

c/o Fewer Freeman Thompson & Co.
10 Glenville Street
Greenwich, CT 06833
Facsimile: 203-532-8016

3.

Tucker Taylor

Shunpike at Bangall Road
Millbrook, NY 12545

Alyce Craddock

2805 Lombardy Road
Memphis, TN 38111

Greg Koonsmanm
Jon O'Sullivan

12222 Merit Drive
Suite 1380
Dallas, TX 75251

                         ANNEX I - PURCHASERS [continued

MANAGEMENT PURCHASERS:

Donald Steen
William Wilcox
Sue Shelley
Jeffrey Stockard
Laurie Hogue
Michael Crews
David McDonald
James Branon

c/o United Surgical Partners
  International, Inc.
17103 Preston Road
Suite 190 North
Dallas, TX  75248
Facsimile: 972-267-0084

                        Annex II Initial Shares Purchased

                                      Number of Initial
                                       Class A Common          Cash Purchase            Promissory Note          Total Purchase
                                           Shares                  Price                Principal Amount             Price
Welsh, Carson, Anderson & Stowe VII, L
                                          4,711,273           $16,489,455.50                   --               $16,489,455.50
WCAS Healthcare Partners,
L.P.                                         70,415              $246,452.50                   --                  $246,452.50
Patrick J. Welsh                             57,439              $201,036.50                   --                  $201,036.50
Russell L. Carson                            57,439              $201,036.50                   --                  $201,036.50
Bruce K. Anderson                            57,439              $201,036.50                   --                  $201,036.50
Richard H. Stowe                             10,060               $35,210.00                   --                   $35,210.00
Andrew M. Paul                               10,060               $35,210.00                   --                   $35,210.00
Thomas E. McInerney                          30,178              $105,623.00                   --                  $105,623.00
Laura VanBuren                                  503                $1,760.50                   --                    $1,760.50
Robert A. Minicucci                          10,060               $35,210.00                   --                   $35,210.00
Anthony deNicola                              3,521               $12,323.50                   --                   $12,323.50
Rudolph E. Rupert                             1,509                $5,281.50                   --                    $5,281.50
Paul B. Queally                               7,746               $27,111.00                   --                   $27,111.00
D. Scott Mackesy                              2,012                $7,042.00                   --                    $7,042.00
Lauren Melkus                                 7,518               $26,313.00                   --                   $26,313.00
                                                                                               --
Tucker Taylor                                12,593               $44,075.50                   --                   $44,075.50
Alyce Craddock                               12,593               $44,075.50                   --                   $44,075.50
Greg Koonsman                                 6,296               $22,036.00                   --                   $22,036.00
Jon O'Sullivan                                6,296               $22,036.00                   --                   $22,036.00

Health Care Capital, Partners,                                                                 --
L.P.                                      1,209,261            $4,232,413.50                                     $4,232,413.50
Health Care Executive                                                                          --
Partners, L.P.                               50,032              $175,112.00                                       $175,112.00
                                                                                               --
Donald Steen                                157,202              $550,207.00                   --                  $550,207.00
Willam Wilcox                               189,524              $263,334.00               $400,00.00              $663,334.00
Sue Shelley                                   7,346               $25,711.00                   --                   $25,711.00
Jeffrey Stockard                             14,692               $51,422.00                   --                   $51,422.00
Laurie Hogue                                  3,673               $12,855.50                   --                   $12,855.50
Michael Crews                                11,019               $38,566.50                   --                   $38,566.50
David McDonald FBO Tracy                                                                       --
McDonald                                      5,509               $19,281.50                                        $19,281.50
James Branon                                  3,673               $12,855.50                   --                   $12,855.50
Totals                                    6,726,881           $23,144,083.50               $400,000.00          $23,144,083.50

                 Annex III Additional Securities to be Purchased

                                                  Maximum Number of
                                                 Additional Class A                              Maximum Note         Aggregate
                                                    Common Shares      Class A Purchase Price   Purchase Price      Purchase Price
Welsh, Carson, Anderson & Stowe
VII, L.                                               1,702,219           $5,957,766.50         $14,960,000.00     $20,917,766.50

WCAS Healthcare Partners,
L.P.                                                     25,442              $89,047.00            $225,000.00        $314,047.00
Patrick J. Welsh                                         20,753              $72,635.50            $181,000.00        $253,635.50
Russell L. Carson                                        20,753              $72,635.50            $181,000.00        $253,635.50
Bruce K. Anderson                                        20,753              $72,635.50            $181,000.00        $253,635.50
Richard H. Stowe                                          3,635              $12,722.50             $32,000.00         $44,722.50
Andrew M. Paul                                            3,635                       $             $32,000.00         $44,722.50
Thomas E. McInerney                                      10,904              $38,164.00             $95,000.00        $133,164.00
Laura VanBuren                                              182                 $637.00              $6,000.00          $6.637.00
Robert A. Minicucci                                       3,635              $12,722.50             $32,000.00         $44,722.50
Anthony deNicola                                          1,272               $4,452.00             $13,000.00         $17,452.00
Rudolph E. Rupert                                           545               $1,907.00              $6,000.00          $7,907.50
Paul B. Queally                                           2,799               $9,796.50             $25,000.00         $34,796.50
D. Scott Mackesy                                            727               $2,544.50              $6,000.00          $8,544.50
Lauren Melkus                                             2,716               $9,506.00             $25,000.00         $34,506.00

Tucker Taylor                                             4,550              $15,925.00             $40,000.00         $55,925.00
Alyce Craddock                                            4,550              $15,925.00             $40,000.00         $55,925.00
Greg Koonsman                                             2,275               $7,962.50             $20,000.00         $27,962.50
Jon O'Sullivan                                            2,275               $7,962.50             $20,000.00         $27,962.50

Health Care Capital, Partners,
L.P.                                                    436,916           $1,529,206.00          $3,841,000.00      $5,370,206.00
Health Care Executive
Partners, L.P.                                           18,077              $63,269.50            $159,000.00        $222,269.50

Donald Steen                                             56,798             $198,793.00          --                   $198,793.00
Willam Wilcox                                            68,476             $239,666.00          --                   $239,666.00
Sue Shelley                                               2,654               $9,289.00          --                     $9,289.00
Jeffrey Stockard                                          5,308              $18,578.00          --                    $18,578.00
Laurie Hogue                                              1,327               $4,644.50          --                     $4,644.50
Michael Crews                                             3,981              $13,933.50          --                    $13,933.50
David McDonald FBO Tracy
McDonald                                                  1,991               $6,968.50          --                     $6,968.50
James Branon                                              1,327               $4,644.50          --                     $4,644.50
Totals                                                2,430,475           $8,506,662.50         $20,120,000.00     $28,626,662.50

                  ANNEX IV - SUBSEQUENT CLOSING REPRESENTATIONS

            SECTION 2.06 Financial Statements. The most recent monthly and annual financial statements of the Company delivered to WCAS VII and HC Partners pursuant to Section 5.01 hereof have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the consolidated financial position of the Company as of the date of such financial statements and the results of its operations for the period then ended in accordance with generally accepted accounting principles, except (in the case of the monthly financial statements) for the absence of notes and subject to year end adjustments which consist only of normal recurring accruals. Except as reflected in said financial statements or as disclosed in writing to WCAS VII and HC Partners, the Company had no material (individually or in the aggregate) obligations or liabilities, absolute, accrued or contingent, as of the date of such financial statements that would be required to be reflected on said financial statements.

                                                                       Exhibit A

              THIS NOTE HAS NOT BEEN REGISTERED HER THE SECURITIES
             ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.
            NEITHER THE SECURITIES EVIDENCED HEREBY, NOR ANY INTEREST
             THEREIN, MAY BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED
             OR OTHERWISE DISPOSED OF UNLESS EITHER (I) THERE IS AN
            EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND LAWS
            RELATING THERETO OR (II) THE CORPORATION HAS RECEIVED AN
             OPINION OF COUNSEL, REASONABLY SATISFACTORY IN FORM AND
                 SUBSTANCE TO THE CORPORATION, STATING THAT SUCH
                          REGISTRATION IS NOT REQUIRED.

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

                           7% Senior Subordinated Note

$[     ]                                                           [     , 1998]

            UNITED SURGICAL PARTNERS INTERNATIONAL, INC., a Delaware corporation (hereinafter called the "Corporation"), for value received, hereby promises to pay to [ ], the principal sum of [ ($[ ])] on [April , 2008] (subject to applicable restrictions set forth in Section 12 hereof), and to pay interest (computed on the basis of a 365-day year consisting of twelve 30-day months) from the date hereof on the unpaid principal amount hereof at the rate of 7% per annum, payable annually in arrears on [ I of each year (each said day being an "Interest Payment Date"), commencing on [ ] and until the date the outstanding principal amount hereof shall have become due and payable in full, whether at maturity or by acceleration or otherwise. If the principal amount hereof shall not be paid when the same shall have become due and payable in full, whether at maturity or by acceleration or otherwise, then such overdue principal amount and (to the extent permitted by applicable law) any overdue interest shall thereupon bear interest at the rate of 9% per annum until paid in full.

            All payments of principal and interest on this Note shall be in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts, and shall be made at the offices of the person deemed the holder hereof in accordance with Section 4 below.

            1. The Note. This Note is issued pursuant to and is subject to provisions of the Securities Purchase Agreement dated as of October 26, 1998 (the "Securities Purchase Agreement") among the Corporation, Welsh, Carson, Anderson and Stowe VII, L.P. ("WCAS VII"), Health Care Capital Partners, L.P. and the several other parties named therein. As used herein, the term "Note" or "Notes" includes all of the 7% Senior Subordinated Note or Notes due [April , 2008] originally issued in connection with the Securities Purchase Agreement and any 7% Senior Subordinated Note or Notes due [April , 2008] of the Corporation subsequently issued upon exchange or transfer thereof.

            2. Transfer. Etc. of Notes. The Corporation shall keep at its office or agency maintained as provided in paragraph (a) of Section 6 a register in which the Corporation shall provide for the registration of this Note and for the registration of transfer and exchange of this Note. The holder of this Note may, at its option, and either in person or by duly authorized attorney, surrender the same for registration of transfer or exchange at the office or agency of the Corporation maintained as provided in paragraph (a) of Section 6, and, without expense to such holder (except for transfer taxes, if any, imposed in connection therewith), receive in exchange therefor a Note or Notes each in such denomination or denominations as such holder may request (which denominations shall be $100,000 or an integral multiple thereof, except for any balance which may be less than $100,000), dated as of the date to which interest has been paid on the Note or Notes so surrendered for transfer or exchange, for the same aggregate principal amount as the then unpaid principal amount of the Note or Notes so surrendered for transfer or exchange, and registered in the name of such person or persons as may be designated by such holder. This Note, when presented or surrendered for registration of transfer or exchange, shall be duly endorsed, or shall be accompanied by a written instrument of transfer, satisfactory in form to the Corporation, duly executed by the holder of such Note or his attorney duly authorized in writing. Every Note so made and delivered in exchange for this Note shall in all other respects be in the same form and have the same terms as this Note. No transfer or exchange of any Note shall be valid unless made in the foregoing manner at such office or agency.

            3. Loss, Theft, Destruction or Mutilation of Note. Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Note, and, in the case of any such loss, theft or destruction, upon receipt of an affidavit of loss and indemnity from the holder hereof reasonably satisfactory to the Corporation, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Corporation will make and deliver, in lieu of this Note, a new Note of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on this Note.

            4. Persons Deemed Owners: Holders. The Corporation may deem and treat the person in whose name this Note is registered as the owner and holder of this Note for the purpose of receiving payment of principal of and interest on this Note and for all other purposes whatsoever, whether or not this Note shall be overdue. With respect to any Note at any time outstanding, the term "holder", as used herein, shall be deemed to mean the person in whose name such
Note is registered as aforesaid at such time.

            5. Prepayments. The Corporation may prepay this Note as follows:

            (a) Mandatory Prepayment. Except as and to the extent expressly prohibited by applicable law, the Corporation shall prepay the principal amount, plus accrued and unpaid interest, of all Notes which shall then be outstanding, upon the consummation by the Corporation of an initial public offering of its Common Stock, $.01 par value, registered under the Securities Act of 1933, as amended. In case of the occurrence of any of the following (each a "Change of Control Event"): (i) a consolidation or merger of the Corporation with or into any other corporation (other than a merger which will not result in more than 50% of the voting capital stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting capital stock immediately prior to such merger in the same proportions in which such shares were held immediately prior to such merger), (ii) a sale of all or substantially all of the properties and assets of the Corporation as an entirety in a single transaction or in a series of related transactions to any other person or (iii) the acquisition of "beneficial ownership" by any "person" or "group" (other than CAS VII or its affiliates) of voting stock of the Corporation representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger or consolidation or otherwise, the Corporation shall not later than 20 days prior to the effective date of any such Change of Control Event (the "Change of Control Event Date"), give notice thereof to the holder or holders of the Notes and, in the event that within 15 days after receipt of such notice, the holders of a majority of the outstanding aggregate principal amount of the Notes elect, by written notice to the Corporation, to have such Notes prepaid, the Corporation shall prepay 100% of the principal amount of the Notes, plus any accrued but unpaid interest as of the Change of Control Event Date, on or before such date.

            As used herein, (i) the terms "person" and "group" shall have the meaning set forth in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable, (ii) the term "beneficial owner" shall have the meaning set forth in Rules 13d-3 and l3d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events, and (iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Corporation so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of a registered holder of the voting stock of the Corporation.

            (b) Optional Prepayment. Upon notice given as provided in Section 5(c), the Corporation may, at its option, prepay this Note without penalty, as a whole at any time or in part from time to time in amounts which shall be integral multiples of $10,000. Any date on which the Corporation elects to prepay any of the Notes as provided in this subparagraph 5(b) and each date on which the Corporation shall be required to prepay the Notes as provide in subparagraph 5(a) above shall be referred to as a "Prepayment Date."

            (c) Notice of Prepayment. Not less than 20 days prior to a Prepayment Date, written notice shall be given by registered or certified mail or by overnight courier to the holders of record of the Notes to be prepaid, such notice to be addressed to each such holder at his post office address as shown by the records of the Corporation, specifying the dollar amount to be prepaid, the paragraph or paragraphs of this Note pursuant to which such prepayment shall be made, and the date of such prepayment, which date shall not be a day on which the banks of New York are required or authorized to be closed. Upon notice of prepayment being given as aforesaid, the Corporation covenants and agrees that it will prepay, on the date therein fixed for prepayment, this Note or the portion hereof, as the case may be, so called for prepayment, at the prepayment price determined in accordance with Section 5(a) or 5(b) hereof. A prepayment of less than all of the outstanding principal amount of this Note shall not relieve the Corporation of its obligation to make scheduled payments of interest payable in respect of the principal remaining outstanding on the Interest Payment Dates.

            (d) Allocation of All Payments. In the event of any partial payment of less than all of the interest then due on the Notes then outstanding or any prepayment, purchase, redemption or retirement of less than all of the outstanding principal amount of the Notes, the Corporation will allocate the amount of interest so to be paid and the principal amount so to be prepaid, purchased, redeemed or retired to each Note in proportion, as nearly as may be, to the aggregate principal amount of all Notes then outstanding.

            (e) Interest After Date Fixed for Prepay. If this Note or a portion hereof is called for prepayment as herein provided, this Note or such portion shall cease to bear interest on and after the date fixed for such prepayment unless, upon presentation for such purpose, the Corporation shall fail to pay this Note or such portion, as the case may be, in which event this Note or such portion, as the case may be, and, so far as may be lawful, any overdue installment of interest, shall bear interest on and after the date fixed for such prepayment and until paid at the rate per annum provided herein.

            (f) Surrender of Note; Notation Thereon. Upon any prepayment of a portion of the principal amount of this Note, the holder hereof, at its option, may require the Corporation to execute and deliver at the expense of the Corporation (other than for transfer taxes, if any), upon surrender of this Note, a new Note registered in the name of such person or persons as may be designated by such holder for the principal amount of this Note then remaining unpaid, dated as of the date to which the interest has been paid on the principal amount of this Note then remaining unpaid, or may present this Note to the Corporation for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

            6. Covenants: The Corporation covenants and agrees that, so long as this Note shall be outstanding:

            (a) Maintenance of Office. The Corporation will maintain an office or agency in such place in the United States of America as the Corporation may designate in writing to the registered holder hereof, where this Note may be presented for registration of transfer and exchange as herein provided, where notices and demands to or upon the Corporation in respect of this Note may be served and where, at the option of the holder thereof, this Note may be presented for payment. Until the Corporation otherwise notifies the holder of this Note, said office shall be the principal office of the Corporation at 17103 Preston Road, Suite 190 North, Dallas, Texas 75248.

            (b) Corporate Existence. The Corporation will do or cause to be done all things necessary and lawful to preserve and keep in full force and effect its corporate existence, rights and franchises and the corporate or partnership existence, rights and franchises of each of its subsidiaries; provided, however, that nothing in this paragraph (b) shall prevent (i) a consolidation or merger of, or a sale, transfer or disposition of all or any substantial part of the property and assets of, the Corporation or (ii) the abandonment or termination of any rights or franchises of the Corporation, or the liquidation or dissolution of, or a sale, transfer or disposition (whether through merger, consolidation, sale or otherwise) of all or any substantial part of the property and assets of, any subsidiary or the abandonment or termination of the corporate or partnership existence, rights and franchises of any subsidiary if such abandonment, termination, liquidation, dissolution, sale, transfer or disposition is, in the good faith business judgment of the Corporation, in the best interests of the Corporation and is not disadvantageous in any material respect to the holder of this Note.

            (c) Notice of Default. If any one or more events which constitute, or which with notice or lapse of time or both would constitute, an Event of Default under Section 8 of this Note shall occur, or if any holder of the Notes shall demand payment or take any other action permitted upon the occurrence of any such Event of Default, the Corporation shall, immediately after it becomes aware that any such event has occurred or that such demand has been made or that any such action has been taken, give notice to all holders of the Notes, specifying the nature of such event or of such demand or action, as the case may be; provide , however, that if such event, in the good faith judgment of the Corporation, will be cured within ten days after the Corporation has knowledge that such event would, with or without notice or lapse of time or both, constitute such an Event of Default, no such notice need be given if such Event of Default shall be cured within such ten-day period.

            (d) Merger or Consolidation. Without limitation of the rights of the holder of this Note set forth in Section 5(a) hereof, if the Corporation shall erect a merger or consolidation in which it is not the surviving entity, then the Corporation shall take such action as may be necessary, as a condition to consummating such transaction, to cause the surviving entity to assume all of the Corporation's obligations under this Note, as if such entity had been the original issuer thereof, and such entity shall acknowledge in writing its obligation to fully and timely honor the Corporation's obligations under this Note.

            (e) Optional Prepayments of Debt. Other than with respect to Senior Indebtedness (as hereinafter defined), the Corporation will not make any optional prepayment of any indebtedness for borrowed money, prior to the repayment in full of this Note.

            7. Modification; Waiver. The Corporation may, with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, modify the terms and provisions of the Notes or the rights of the holders of the Notes or the obligations of the Corporation thereunder, and the observance by the Corporation of any term or provision of the Notes may be waived with the written consent of the holders of not less than 66 2/3% in principal amount of the Notes then outstanding, provided, however, that no such modification or waiver shall:

            (a) change the maturity of any Note or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon or reduce the amount or change the time of payment of premium payable on any prepayment thereof without the consent of the holder of each Note so affected; or

            (b) give any Note any preference over any other Note; or

            (c) reduce the aforesaid percentage of Notes, the consent of the holders of which is required for any such modification.

            Any such modification or waiver shall apply equally to all the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Corporation, whether or not such Note shall have been marked to indicate such modification or waiver, but any Note issued thereafter shall bear a notation referring to any such modification or waiver. Promptly after obtaining the written consent of the holders as herein provided, the

Corporation shall transmit a copy of such modification or waiver to all the holders of the Notes at the time

            8. Events of Default. If any one or more of the following events, herein called Events of Default, shall occur, for any reason whatsoever, and whether such occurrence shall, on the part of the Corporation or any subsidiary, be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of a court of competent jurisdiction or any order, rule or regulation of any administrative or other governmental authority, and such Event of Default shall be continuing:

            (a) default shall be made in the payment of the principal when and as the same shall become due and payable, whether on demand or at a date fixed for prepayment or by acceleration or otherwise; or

            (b) default shall be made in the payment of any installment of interest when and as the same shall become due and payable or at a date fixed for prepayment or by acceleration or otherwise and such default shall continue for a period of 5 days; or

            (c) default shall be made in the due observance or performance of any other covenant, condition or agreement on the part of the Corporation to be observed or performed pursuant to the terms hereof and such default shall continue for 30 days after written notice thereof, specifying such default and requesting that the same be remedied, shall have been given to the Corporation by the holders of at least 25% of the principal amount of the Notes then outstanding (the Corporation to give forthwith to all other holders of Notes at the time outstanding written notice of the receipt of such notice specifying the default referred to therein); or

            (d) the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Corporation or any subsidiary in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Corporation or any subsidiary or for any substantial part of any of their property, or ordering the winding-up or liquidation of any of their affairs and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (e) the commencement by the Corporation or any subsidiary of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar laws, or the consent by any of them to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Corporation or any subsidiary or for any substantial part of their property, or the making by any of them of any assignment for the benefit of creditors, or the failure of the Corporation or any subsidiary generally to pay its debts as such debts become due;

then, the holder or holders of at least 25% in aggregate principal amount of the Notes at the time outstanding may, at its or their option, by notice to the Corporation, declare all the Notes to be, and all the Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law, provided, however, that, upon the occurrence and during the continuance of any of the events specified in subsections (a) or (b) of this
Section 12, the holder of any Note at the time outstanding may, at its option by notice in writing to the Corporation, declare any Note or Notes then held by it to be, and such Note or Notes shall thereupon be and become, forthwith due and payable together with interest accrued thereon without presentment, demand, protest or further notice of any kind, all of which are expressly waived to the extent permitted by law.

            At any time after any declaration of acceleration has been made as provided in this Section 12, the holders of at least 66 2/3% in principal amount of the Notes then outstanding may, by notice to the Corporation, rescind such declaration and its consequences, provided, however, that no such rescission shall extend to or affect any subsequent default or Event of Default or impair any right consequent thereon.

            Without limiting the foregoing, the Corporation hereby waives any right to trial by jury in any legal proceeding related in any way to this Note or the Notes and agrees that any such proceeding may, if the holder so elects, be brought and enforced in the Supreme Court of the State of New York for New York County or the United States District Court for the Southern District of New York and the Corporation hereby waives any objection to jurisdiction or venue in any such proceeding commenced in such court. The Corporation further agrees that any process required to be served on it for purposes of any such proceeding may be served on it, with the same effect as personal service on it within the State of New York, by registered mail addressed to it at its office or agency set forth in subsection (a) of Section 6 for purposes of notices hereunder.

            9. Suits for Enforcement. Subject to the provisions of Section 12 of this Note, in case any one or more of the Events of Default specified in Section 8 of this Note shall occur and be continuing, the holder of this Note may proceed to protect and enforce its rights by suit in equity, action at law and/or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power granted in this Note, or may proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note.

            In case of any default under this Note, the Corporation will pay to the holder thereof such amounts as shall be sufficient to cover the reasonable costs and expenses of such holder due to said default, including, without limitation, collection costs and reasonable attorneys' fees, to the extent actually incurred.

            10. Remedies Cumulative. No remedy herein conferred upon the holder of this Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

            11. Remedies Not Waived. No course of dealing between the Corporation and the holder of this Note or any delay on the part of the holder hereof in exercising any rights hereunder shall operate as a waiver of any right of any holder of this Note.

            12. Subordination. (a) Anything contained in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note shall be subordinate and junior, to the extent set forth in the following paragraphs (A),
(B), (C) and (D), to all Senior Indebtedness of the Corporation. "Senior Indebtedness" shall mean the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law and including any loans made to the Corporation as a debtor in possession in any bankruptcy proceeding by any persons who were the holders of any Senior Indebtedness on the date such bankruptcy proceeding was commenced) on all indebtedness to a bank or banks for borrowed money now existing or hereinafter incurred which by its terms is not subordinated to any other indebtedness of the Corporation.

            (A) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Corporation or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Corporation, whether or not involving insolvency or bankruptcy proceedings, then all Senior Indebtedness shall first be paid in full before any payment, whether on account of principal, interest or otherwise, is made upon the Notes.

            (B) In any of the proceedings referred to in paragraph (A) above, any payment or distribution of any kind or character, whether in cash, property, stock or obligations which may be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Indebtedness for application in payment thereof, unless and until all Senior Indebtedness shall have been paid in full.

            (C) No payment shall be made, directly or indirectly, on account of the Notes (i) upon maturity of any Senior Indebtedness obligation, by lapse of time, acceleration (unless waived), or otherwise, unless and until all principal thereof and interest thereon and all other obligations in respect thereof shall first be paid in full and have terminated, or
      (ii) upon the happening of any default in payment of any principal of, premium, if any, or interest on or any other amounts payable in respect of Senior Indebtedness when the same becomes due and payable whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Senior Payment Default"), unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist.

            (D) Upon the happening of an event of default (other than described in clause (A), (B) or (C) above) with respect to any Senior Indebtedness permitting (after notice or lapse of time or both) one or more holders of such Senior Indebtedness to declare such Senior Indebtedness due and payable prior to the date on which it is otherwise due and payable (a "Nonmonetary Default"), upon the occurrence of (i) receipt by the holder of this Note of written notice from the holders of said Senior Indebtedness of a Nonmonetary Default (any such notice, a "Blockage Notice"), or (ii) if such Nonmonetary Default results from the acceleration of this Note, the date of such acceleration; then (x) the Corporation will not make, directly or indirectly, to the holder of this Note any payment of any kind of or on account of this Note; (y) the holder of this Note will not accept from the Corporation any payment of any kind of or on account of this Note and (z) the holder of this Note may not take, demand, receive, sue for, accelerate or commence any remedial proceedings with respect to any amount payable under this Note, unless and until in each case described in clauses (x), (y) and (z) all such Senior Indebtedness shall have been paid in full; provided, however, that if such Nonmonetary Default shall have occurred and be continuing for a period (a "Blockage Period") commencing on the earlier of the date of receipt of such Blockage Notice or the date of the acceleration of this Note and ending 179 days thereafter (it being understood that not more than one Blockage Period may be commenced with respect to this Note during any period of 360 consecutive days), and during such Blockage Period (i) such Nonmonetary Default shall not have been cured or waived, (ii) the holder of such Senior Indebtedness shall not have made a demand for payment and commenced an action, suit or other proceeding against the Corporation and (iii) none of the events described in subsection (A) above shall have occurred, then (to the extent not otherwise prohibited by subsections (A), (B) or (C) above) the Corporation may, not less than 10 days after receipt by the holders of such Senior Indebtedness of written notice to such effect from the holder of this Note, make and the holder of this Note may accept from the Corporation all past due and current payments of any kind of or on account of this Note, and such holder may demand, receive, retain, sue for or otherwise seek enforcement or collection of all amounts payable on account of principal of or interest on this Note.

            (b) Subject to the payment in full of all Senior Indebtedness as aforesaid, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable to the holders of Senior Indebtedness, until the principal of, and interest on, this Note shall be paid in full in cash, and, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of this Note, no such payment or distribution made to the holders of Senior Indebtedness by virtue of this Section 12 which otherwise would have been made to the holder of this Note shall be deemed a payment by the Corporation on account of the Senior Indebtedness, it being understood that the provisions of this Section 12 are and are intended solely for the purposes of defining the relative rights of the holder of this Note, on the one hand, and the holder of the Senior Indebtedness, on the other hand. Subject to the rights, if any, under this Section 12 of holders of Senior Indebtedness to receive cash, property, stock or obligations otherwise payable or deliverable to the holder of this Note, nothing herein shall either impair, as between the Corporation and the holder of this Note, the obligation of the Corporation, which is unconditional and absolute, to pay to the holder thereof the principal thereof and interest thereon in accordance with its terms or prevent (except as otherwise specified therein) the holder of this Note from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder.

            (c) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by any holder of this Note in contravention of any of the terms hereof or before all the Senior Indebtedness obligations have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash. In the event of the failure of any such holder to endorse or assign any such payment, distribution or security, each holder of any Senior Indebtedness is hereby irrevocably authorized to endorse or assign the name.

            13. Covenants Bind Successors and Assigns. All the covenants, stipulations, promises and agreements in this Note contained by or on behalf of the Corporation shall bind its successors and assigns, whether so expressed or not.

            14. Governing Law. This Note shall be governed and construed in accordance with the laws of the State of Delaware.

            15. Headings. The headings of the Sections and paragraphs of this Note are k for convenience only and do not constitute a part of this Note.

            IN WITNESS WHEREOF, UNITED SURGICAL PARTNERS INTERNATIONAL, INC. has caused this Note to be signed in its corporate name by one of its officers thereunto duly authorized and to be dated as of the day and year first above written.

                                    UNITED SURGICAL PARTNERS
                                    INTERNATIONAL, INC.


                                    By_______________________
                                    Name:
                                    Title:

                                                                       Exhibit B

                             Form of Promissory Note

                                    SEE TAB 2

                                                                  Execution Copy

                                                                       EXHIBIT B

                                  WLLIAM WILCOX

                                 PROMISSORY NOTE

$400,000                                                          Dallas, Texas
                                                               October 26, 1998

            FOR VALUE RECEIVED, the undersigned, WILLIAM WILCOX ("Payor"), hereby promises to pay to UNITED SURGICAL PARTNERS INTERNATIONAL, INC., a Delaware corporation ("Payee"), the principal sum of FOUR HUNDRED THOUSAND DOLLARS in lawful money of the United States of America, on May 1, 2002 (the "Payment Date") and to pay interest (computed on the basis of a 365-day year for the actual number of days elapsed) from the date hereof on the unpaid principal amount hereof at the rate of 7% per annum, payable quarterly in arrears on the first day of each calendar quarter commencing on November 1, 1998, until the date the outstanding principal amount hereof shall have become due and payable, whether at maturity or otherwise, and thereafter at the rate of 9% per annum on any overdue principal amount and (to the extent permitted by applicable law) on any overdue interest, until paid.

            Payment of principal and interest shall be made at the address of Payee at United Surgical Partners International, Inc., 17103 Preston Road, Suite 190 North, Dallas, Texas, 75248.

            Notwithstanding any provision of this Note to the contrary, Payor may prepay the outstanding principal of this Note, without penalty or premium, in whole or in part, at any time or from time to time, together with accrued interest to such prepayment date.

            The outstanding principal amount of this Note, plus interest accrued thereon through the date of payment, shall accelerate and become due and payable pursuant to the following provisions:

            (i) if at any time while any amount of this Note shall be outstanding, (x) Payee shall merge or consolidate with or into any other entity (other than a merger which will not result in more than 50% of the voting capital stock of Payee outstanding being owned of record or beneficially by persons other than the holders of such capital stock immediately prior to such merger in the same proportions in which such stock was held immediately prior to such merger), (y) Payee shall sell all or substantially all of its assets and properties as an entirety in a single transaction or in a series of related transactions to any other person or (z) a majority of the outstanding voting capital stock of Payee shall be acquired by any person (other than Welsh, Carson, Anderson & Stowe VII, L.P. or its affiliates) in a single transaction or series of related transactions, whether by way of merger, consolidation or otherwise (any transaction described in clauses (x), (y) or (z) above being referred to herein as a "Change of Control Event") and in connection with such Change of Control Event Payor receives a cash payment in excess of the outstanding principal amount of this Note, then the outstanding principal amount of this Note, plus interest accrued thereon through the date of payment, shall accelerate and become due and payable as of the seventh day after the date (if earlier than May 1, 2002) of receipt of such cash payment by Payor;

            (ii) if at any time while any amount of this Note shall be outstanding (x) a Change of Control Event shall occur in which Payor shall receive freely tradable securities valued at an amount in excess of the outstanding principal amount of this Note or (y) Payee shall complete an initial public offering ("IPO") of its Common Stock, par value $.01, registered under the Securities Act of 1933, as amended, then the outstanding principal amount of this Note, plus interest accrued thereon through the date of payment, shall accelerate and become due and payable as of the date (if earlier than May 1, 2002) that is six months after the date of receipt of such securities by Payor or the consummation of the IPO, as the case may be; and

            (iii) if at any time while any amount of this Note shall be outstanding Payor's employment with Payee (or any parent of subsidiary thereof) is terminated for any reason, then the outstanding principal amount of this Note, plus interest accrued thereon through the date of payment, shall accelerate and become due and payable as of the date of such termination of Payor's employment.

            Payor hereby waives presentment, demand, protest, notice and all other demands or notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

            This Note may not be transferred or assigned by Payor without the consent of the holder of this Note and may not be changed or altered except by a writing duly signed by Payor and the holder of this Note.

            This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

            IN WITNESS WHEREOF, Payor has caused this Note to be executed as of the day and year first above written.


                                      By______________________________
                                        William Wilcox

                                                                       Exhibit C

                   Form of Amendment No. 3 to the Amended and
                     Restated Registration Rights Amendment

                                    SEE TAB 3

                                                                  Execution Copy

                                                                       EXHIBIT C

                                 AMENDMENT NO. 3

                                       TO

                              AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

            AMENDMENT NO. 3 to the Amended and Restated Registration Rights Agreement, dated as of October 26, 1998 (the "Amendment"), among United Surgical Partners International, Inc., a Delaware corporation (the "Company'") and the several other parties named at the foot hereof, amending the Amended and Restated Registration Rights Agreement dated as of April 30, 1998 among the Company and the several signatories thereto (the "Registration Rights Agreement'"). All capitalized terms used and not defined herein shall have the meaning set forth in the Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement'") among the Company and the several other parties named therein.

            On the date hereof, the Company and the Purchasers are consummating the transactions contemplated by the Securities Purchase Agreement pursuant to which the Company has agreed to sell to the Purchasers from time to time an aggregate 9,157,356 shares of the Company's Class A Common Stock, $.0l par value ('"Class A Common Stock").

            It is a condition to the closing of the transactions contemplated by the Securities Purchase Agreement that the Company and the parties hereto execute this Amendment.

            Pursuant to Section 13(d) of the Registration Rights Agreement, the Registration Rights Agreement is hereby amended as follows:

            1. Each WCASIHC Purchaser, other than Tucker Taylor, Alyce Craddock, Greg Koonsman and Jon O'Sullivan, is hereby made a party to the Registration Rights Agreement with the same rights and obligations as a holder of "Restricted Stock" (with respect to the shares of Class A Common Stock purchased by such WCAS/HC Purchaser pursuant to the Securities Purchase Agreement) as set forth in the Registration Rights Agreement.

            2. Each Management Purchaser, Tucker Taylor, Alyce Craddock, Greg Koonsman and Jon O'Sullivan is hereby made a party to the Registration Rights Agreement with the same rights and obligations as a holder of "Investor Shares" (with respect to the shares of Class A Common Stock purchased by such individual pursuant to the Security Purchase Agreement) as set forth in the Registration Rights Agreement.

            3. The Registration Rights Agreement, as amended by this Amendment, is hereby in all respects confirmed.

            4. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

            5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                   UNITED SURGICAL PARTNERS
                                   INTERNATIONAL, INC.


                                   By_______________________
                                   Donald Steen
                                   Chief Executive

WCAS/HC Purchasers

WELSH, CARSON, ANDERSON
   & STOWE VII, L.P.

By WCAS VII Partners, L.P.
General Partner

By____________________________
Laura VanBuren
General Partner


WCAS HEALTHCARE PARTNERS, L.P.

By WCAS HC Partners
General Partner

By_____________________________
Laura VanBuren
Attorney-in-Fact

Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Richard H. Stowe
Andrew M. Paul
Thomas E. McInerney
Robert A. Minicucci
Anthony J. deNicola
Paul B. Queally

By_____________________________
Laura VanBuren
Attorney-in-Fact

_______________________________
Laura Van Buren

_______________________________
Rudolph E. Rupert

_______________________________
D. Scott Mackesy.

_______________________________
Lauren Melkus

_______________________________
Tucker Taylor

_______________________________
Alyce Craddock

_______________________________
Greg Koonsman

_______________________________
Jon O'Sullivan

HEALTH CARE CAPITAL
 PARTNERS, L.P.

By Ferrer Freeman Thompson & Co., LLC
General Partner

By___________________________________
Name:
Title:


HEALTH CARE EXECUTIVE
   PARTNERS, L.P.

By Ferrer Freeman Thompson & Co., LLC
General Partner

By___________________________________
Name:
Title:

Management Purchasers

_______________________________
Donald Steen

_______________________________
William Wilcox

_______________________________
Sue Shelley

_______________________________
Jeffrey Stockard

_______________________________
Laurie Hogue

_______________________________
Michael Crews

_______________________________
David McDonald FBO Tracy McDonald

_______________________________
James Branon

                                                                       Exhibit D

    Form of Amendment No 3 to the Amended and Restated Stockholders Agreement

                                    SEE TAB 4

                                                                  Execution Copy

                                                                       EXHIBIT D

                                 AMENDMENT NO. 3

                                       TO

                              AMENDED AND RESTATED
                             STOCKHOLDERS AGREEMENT

            AMENDMENT NO. 3 to the Amended and Restated Stockholders Agreement, dated as of October 26, 1998 (the "Amendment"), among United Surgical Partners International, Inc., a Delaware corporation (the "Company") and the several other parties named at the foot hereof, amending the Amended and Restated Stockholders Agreement dated as of April 30, 1998 among the Company and the several signatories thereto (the "Stockholders Agreement"). All capitalized terms used and not defined herein shall have the meaning set forth in the Securities Purchase Agreement dated as of the date hereof (the "Securities Purchase Agreement") among the Company and the several other parties named therein.

            On the date hereof, the Company and the Purchasers are consummating the transactions contemplated by the Securities Purchase Agreement pursuant to which the Company has agreed to sell to the Purchasers from time to time an aggregate 9,157,356 shares of the Company's Class A Common Stock, $.01 par value.

            It is a condition to the closing of the transactions contemplated by the Securities Purchase Agreement that the Company and the parties hereto execute this Amendment.

            Pursuant to Section 13 of the Stockholders Agreement, the Stockholders Agreement is hereby amended as follows:

            1. Lauren Melkus is hereby made a party to the Stockholders Agreement with the same rights and obligations as the "Stockholders" as set forth in the Stockholders Agreement.

            2. The several parties named in Annex I hereto are hereby made a party to the Stockholders Agreement with the same rights and obligations as the "Investors" as set forth in the Stockholders Agreement.

            3. The Stockholders Agreement is hereby amended by deleting
Section I (a) thereto in its entirety and replacing it with the following language:

            Section 1. Voting Agreement. (a) At each annual or special stockholders meeting called for such purpose, and whenever the stockholders of the Company act by written consent with respect to the election of directors, each Stockholder agrees to vote or otherwise give such Stockholder's consent in respect of all shares of capital stock of the Company (whether now or hereafter acquired) owned by such Stockholder or as to which such Stockholder is entitled to vote, and the Company shall take all necessary and desirable actions within its control, in order to cause the election to the Board of Directors of the Company of

            (i) the Chief Executive Officer of the Company, which individual will initially be Donald Steen, and

            (ii) for so long as Health Care Capital Partners, L.P. and Health Care Executive Partners, L.P. (together, "HC Partners") collectively maintain ownership of not less than 50% of the securities purchased by HC Partners under the Securities Purchase Agreement dated as of October 26, 1998 among the Company and the several other parties named therein (or securities into which such securities are converted, exchanged or reclassified), one individual designated by HC Partners and which individual shall be acceptable to WCAS in its reasonable discretion. Such individual shall be appointed to the Board of Directors on or before October 30, 1998 and Carlos Ferrer shall be HC Partners' initial designee.

      4. The Stockholders Agreement is hereby amended by adding at the end of Section 4 the following language:

            (e) Notwithstanding the foregoing references in this Section 4 to shares of Class A Common Stock, if all of the shares of the Company's Class A Common Stock have been converted into shares of the Company's Common Stock, $.01 par value ("Common Stock"), pursuant to subparagraph 3B of Section II of Article IV of the Company's Certificate of Incorporation, as amended, then this
            Section 4 shall be applicable in its entirety to sales of such shares of Common Stock.

      5. The Stockholders Agreement is hereby amended by deleting the phrase "of $2 per share" on line 7 of Section 5(a) and replacing it with the following language:

            equal to the original per share purchase price paid to the Company with respect to each share of such Class A Common Stock (the "Departing Management Share Price").

      6. The Stockholders Agreement is hereby amended by deleting the phrase "of $2" on line 8 of Section 5(b) and on line 8 of Section 5(c) and by replacing it in each case with the following language:

            equal to the Departing Management Share Price.

      7. The Stockholders Agreement is hereby amended by deleting the text on line 3 of Section 13 and replacing it with the following language:

            by an instrument in writing signed by the Company, WCAS, HC Partners and the holders of the majority of the

      8. The Stockholders Agreement is hereby amended by deleting
Schedule I thereto in its entirety and replacing it with Schedule I attached hereto.

      9. The Stockholders Agreement, as amended by this Amendment, is hereby in all respects confirmed.

      10. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

      11. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                       UNITED SURGICAL PARTNERS
                                       INTERNATIONAL, INC.


                                       By_______________________
                                       Donald Steen
                                       Chief Executive

WELSH, CARSON, ANDERSON
 & STOWE VII, L.P.

By WCAS VII Partners, L.P.
General Partner

By_____________________________________
Lauren VanBuren
General Partner


HEALTH CARE CAPITAL
   PARTNERS, L.P.

By Ferrer Freeman Thompson & Co., LLC
General Partner

By_____________________________________
Name:
Title:


HEALTH CARE EXECUTIVE
   PARTNERS, L.P.

By Ferrer Freeman Thompson & Co., LLC
General Partner

By_____________________________________
Name:
Title:

__________________________________
Tucker Taylor

__________________________________
Alyce Craddock

__________________________________
Greg Koonsman

__________________________________
Jon O'Sullivan

__________________________________
David McDonald FBO Tracy McDonald

__________________________________
James Branon

__________________________________
Lauren Melkus

______The undersigned, as the holder of in excess of a majority of the outstanding shares of capital stock of the Company held by the Management Stockholders, consents to the foregoing amendment.

_______________________________
Donald Steen

                                     ANNEX I

Health Care Capital Partners, L.P.
Health Care Executive Partners, L.P.
Tucker Taylor
Alyce Craddock
Greg Koonsman
Jon O'Sullivan
David McDonald FBQ Tracy McDonald
James Branon

                            SCHEDULE I -STOCKHOLDERS

1. Investors

a. Management Stockholders

Donald Steen
Sue Shelley
Laurie Hogue
Michael Crews
SuZan Nelson
David McDonald
David McDonald FBO Tracy McDonald
James Branon
William Wilcox (with respect to all shares of capital stock acquired after June 26, 1998)
Jeffrey Stockard (with respect to all shares of capital stock acquired after July 31, 1998)

c/o United Surgical Partners
  International, Inc.
17103 Preston Road
Suite 190 North
Dallas, Texas 75248
Facsimile: 972-267-0084
b.

Health Care Capital Partners, L.P.
Health Care Executive Partners, L.P.

c/o Ferrer Freeman
  Thompson & Co., LLC
10 Glenville Street
Greenwich, CT 06831
Facsimile: 203-532-8016

M. Robert Knapp Trust
Calver Fund, Inc.
James Ken Newman
NGKE/USPI Partners
L & W Co.
Norman Brownstein
Rivid LLC
Paul Whitman
CGJR II, L.P.
CGJR/MF III, L.P.
Patrick McMullan
Craig Callen
Lawrence Lavine
David Dennis
Michael R. & Jane L. Nicolais
Tom C. Davis
William Wilcox (with respect to the shares of Class A Common Stock acquired on June 26, 1998)
Edward W. Karrels
Michael W. Barton
Alice J. Charron
Charles Morton
David Gaw
Sandra Holshouser
Jeffrey Stockard (with respect to the shares of Class A Common Stock acquired on July 31, 1998)

Tucker Taylor
Alyce Craddock
Greg Koonsman
Jon O'Sullivan

2. WCAS Stockholders

Welsh, Carson, Anderson
 & Stowe VII, L.P.
WCAS Healthcare
 Partners, L.P.
Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Richard H. Stowe
Andrew M. Paul
Thomas E. McInerney
Laura VanBuren
Robert A. Minicucci
Anthony deNicola
Paul B. Queally
Rudolph E. Rupert
D. Scott Mackesy
Kenneth Melkus
Lauren Melkus

c/o Welch, Carson, Anderson
   & Stowe
320 Park Avenue - Suite 2500
New York, NY  10022-9500
Facsimile: 212-893-9575

                                                                       Exhibit E

      Form of Certificate of Amendment to the Certificate of Incorporation

                                    SEE TAB 5

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                  UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

--------------------------------------------------------------------------------
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware
--------------------------------------------------------------------------------

      UNITED SURGIAL PARTNERS INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

      FIRST: that the following resolutions were adopted by unanimous written consent of the Board of Directors for the Corporation, setting forth proposed amendments to the Certificate of Incorporation of the Corporation, determining that the capital of the Corporation will not be decreased on account of such amendments, and declaring such amendments to be advisable and directing that such amendments be submitted to the stockholders of the Corporation for their approval. The resolutions are as follows:

      "RESOLVED, that there is hereby adopted an amendment to the Corporation's Certificate of Incorporation pursuant to which (i) the authorized capital stock of the Corporation shall be changed from 50,033,916 shares, consisting of 20,000,000 shares of Class A Common Stock, $.01 par value, 30,000,000 shares of Common Stock, $.01 par value, 31,200 Series A Redeemable Preferred Stock, $.01 par value and 2,716 shares of Series B Convertible Preferred Stock, $.01 par value, to 70,033, 916 shares, consisting of 30,000,000 shares of Class A Common Stock, $.01 par value ("Class A Common Stock"), 40,000,000 shares of Common Stock, $.01 par value ("Common Stock"), 31,200 shares of Series A Redeemable Preferred Stock, $.01 par value ("Series A Preferred Stock") and 2,716 shares of Series B Convertible Preferred Stock, $.01 par value ("Series B Preferred Stock") (the Series A Preferred Stock and Series B Preferred Stock being collectively referred to as the "Preferred Stock"), and (ii) the relative voting, dividend, liquidation, redemption and other rights and the qualifications, limitations and restrictions thereof, in respect of said Preferred Stock, Class A Common Stock and Common Stock shall be restated; and, in connection with such changes, Article FOURTH of the Certificate of Incorporation of the Corporation shall be amended to read in its entirety as follows:

      "Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 70,033,916 shares, consisting of 31,200 shares of Series A Redeemable Preferred Stock, $.01 par value ("Series A Preferred Stock"), 2,716 shares of Series B Convertible Preferred Stock, $.01 par value ("Series B Preferred Stock") (the Series A Preferred

Stock and Series B Preferred Stock being collectively referred to herein as the "Preferred Stock"), 30,000,000 shares of Class A Common Stock, $.01 par value ("Class A Common Stock") and 40,000,000 shares of Common Stock, $.01 par value ("Common Stock").

      All cross-references in each subdivision of this Article FOURTH refer to other paragraphs in such subdivision unless otherwise indicated.

      The following is a statement of the designations, and the powers, preferences and rights, and the qualifications, limitation so or restrictions thereof, in respect of each class of stock of the Corporation:

                                       I.

                                 PREFERRED STOCK

      Except as otherwise expressly provided herein, all shares of Preferred Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                        1. Cumulative Dividends. The holders of shares of Preferred Stock shall be entitled to receive, on April 30th of each year beginning April 30, 2000, out of funds legally available for such purpose, cash dividends at the rate of (x) $50.00 per share per annum on April 30, 2000 and (y) $75.00 per share per annum thereafter, and no more, payable (as determined from time to time by the Board of Directors) on each share of Preferred Stock that shall then be outstanding (each annual period ended April 30th being referred to for the purposes of this subdivision I as a "Dividend Period"). Such dividends shall be cumulative (so that if for any Dividend Period such dividends are not paid or declared and set apart therefore, the deficiency shall be paid, in whole or in part (without declared and set apart therefore, the deficiency shall be paid, in whole or in part (without interest), on the next succeeding dividend payment date on which the Corporation has any fund legally available therefore) and shall accrue from and after the date of issue whether or not declared and whether or not there are any funds of the Corporation legally available for the payment of dividends. Accrued but unpaid dividends shall not bear interest. The Board of Directors of the Corporation may fix a record date for the determination of holders of Preferred Stock entitled to receive payment of a dividend declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

                        As long as any shares of Preferred Stock shall remain outstanding in no event (without the written consent of the holders of a majority of the outstanding Preferred Stock) shall any dividend whatsoever be paid upon, nor any distribution be made upon any share of Class A Common Stock or Common Stock, other than a dividend or distribution payable in shares of Common Stock, nor except for the repurchase of shares
      (x) from participants under any stock option plans approved by a majority of the Board of Directors of the Corporation and (y) pursuant to the Amended and Restated Stockholders Agreement dated April 30, 1998 (as amended) among the Corporation and the stockholders named therein, shall nay shares of Class A Common or Common Stock be purchased or redeemed by the Corporation, nor shall any moneys be paid to or made available for a sinking fund for the purchase or redemption of shares of any Class A Common Stock or Common Stick, unless, in each such case, accrued and unpaid dividends on all outstanding shares of Preferred Stock for all prior Dividend Periods shall have been declared and paid in full and the full dividend on all outstanding shares of Preferred stock for the then-current Dividend Period shall have been paid or declared and sufficient funds for the payment thereof set apart, and any arrears or defaults in any redemption of shares of Preferred Stock shall have been cured.

                        2. Redemption. The shares of Preferred Stock shall be redeemable as follows:

                        2A. Mandatory Redemption. Except as and to the extent expressly prohibited by applicable law, the Corporation shall redeem (in the manner and with the effect provided in subparagraphs 2C through 2E below) all shares of Preferred Stock which shall then be outstanding, on the earlier to occur of (i) the consummation by the Corporation of an initial public offering of its Common Stock registered under the Securities Act of 1933, as amended (an "Initial Public Offering") or (ii) April 30, 2008. In case of the occurrence of any of the following (each a "Change of Control Event"): (i) a consolidation or merger of the Corporation with or into any other corporation (other than a merger which will not result in more than 50% of the voting capital stock of the Corporation outstanding immediately after the effective date of such merger being owned of record or beneficially by persons other than the holders of such voting capital stock immediately prior to such merger in the same proportions in which such shares were held immediately prior to such merger), (ii) a sale of all or substantially all of the properties and assets of the Corporation as an entirety in a single transaction or in a series of related transactions to any other person or (iii) the acquisition of "beneficial ownership" by any "person" or "group" (other than Welsh, Carson, Anderson & Stowe VII, L.P. or its affiliates) of voting stock of the Corporation representing more than 50% of the voting power of all outstanding shares of such voting stock, whether by way of merger of consolidation or otherwise, the Corporation shall, not later than 20 days prior to the effective date of any such Change of Control Event, give notice thereof to the holder of holders of shares of Preferred Stock and, in the event that within 15 days after receipt of such notice, any holder or holders of shares of Preferred Stock shall elect, by written notice to the Corporation, to have any or all of its shares of Preferred Stock redeemed, the Corporation shall redeem the same (in the manner and with the effect provided in subsections 2C through 2E below) not later than the effective date and time of such Change of Control Event. In addition, at any time on or after the second anniversary of the date on which shares of Series B Preferred Stock are first issued, the Corporation shall, not later than 30 days after receipt of written notice from any holder of shares of Series B Preferred Stock requesting redemption of any or all of its shares of Series B Preferred Stock, redeem such shares of Series B Preferred Stock (in the manner and with the effect provided in subparagraphs 2C through 2E below).

                        As used herein, (i) the terms "person" and "group" shall have the meaning set forth in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not applicable,
      (ii) the term "beneficial owner" shall have the meaning set forth in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrences of certain events, and (iii) any "person" or "group" will be deemed to beneficially own any voting stock of the Corporation so long as such person or group beneficially owns, directly or indirectly, in the aggregate a majority of the voting stock of the Corporation.

                        2B. Optional Redemption. The Corporation may, in its sole discretion, redeem at any time and from time to time (in the manner and with the effect provided in subparagraphs 2C through 2E below), any whole number of shares of Preferred Stock. Any date on which the Corporation elects to redeem shares of Preferred Stock as provided in this subparagraph 2B and each date on which the Corporation shall be required to redeem shares of Preferred Stock as provided in subparagraph 2A above shall be referred to as a "Redemption Date."

                        2C. Redemption Price Notice of Redemption. The Preferred Stock to be redeemed on a Redemption Date shall be redeemed by paying for each share the sum of (i) $1,000, plus (ii) an amount equal to dividends accrued and unpaid thereon from the date of issuance of such share of Preferred Stock to such Redemption Date, the sum of (i) and (ii) being herein sometimes referred to as the "Redemption Price". Not less than 20 days before such Redemption Date, written notice shall be given by mail, postage prepaid to the holders of record of the Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at his post office address as shown by the records of the Corporation, specifying the number of shares to be redeemed, the paragraph or paragraphs of this Certificate of Incorporation pursuant to which such redemption shall be made, the Redemption Price and the place and date of such redemption, which date shall not be a day on which banks in the City of New York are required or authorized to close. If such notice of redemption shall have been duly given and if on or before such redemption date the funds necessary for redemption shall have been set aside so as to be and continue to be available therefor, then, notwithstanding that any certificate for shares of Preferred Stock to be redeemed shall not have been surrendered for cancellation, after the close of business on such Redemption Date, the shares so called for redemption shall no longer be deemed outstanding, the dividends thereon shall cease to accrue, and all rights with respect to such shares shall forthwith after the close of business on the Redemption Date, cease, except only the right of the holders thereof to receive, upon presentation of the certificate representing shares so called for redemption, the Redemption Price therefor, without interest thereon.

                        2D. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of the Preferred Stock redeemed pursuant to this paragraph 2 or otherwise acquired by the Corporation in any manner whatsoever shall be permanently retired and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the number of authorized shares of Preferred Stock accordingly.

                        2E. Shares to be Redeemed. In case of the redemption, for any reason, of only part of the outstanding shares of Preferred stock on a Redemption Date, all shares of Preferred Stock to be redeemed shall be selected pro rata and there shall be so redeemed from each registered holder in whole shares, as nearly as practicable to the nearest whole share, that proportion of all the shares to be redeemed which the number of shares held of record by such holder bears to the total number of shares of Preferred Stock at the time outstanding. Any shares of Preferred Stock that are designated for redemption on a Redemption Date and are not so redeemed shall be redeemed as soon thereafter as possible and in the manner in which shares are otherwise redeemed on a Redemption Date, and, in such event, as provided in this subdivision I, dividends shall continue to accrue on such shares.

                        3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Preferred Stock shall be entitled, before any distribution or payment is made upon any Class A Common or Common Stock, to be paid an amount equal to $1,000 per share plus any accrued but unpaid dividends (such amounts being sometimes referred to as the "Preferred Liquidation Payments"). If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed amount the holders of the Preferred Stock of the Corporation shall be insufficient to permit payment to such holders of the full amount of the Preferred Liquidation Payments, then the entire assets of the Corporation to be so distributed shall be distributed ratably per share among the holders of Preferred Stock in proportion to the full per share amounts to which they respectively are entitled. Upon any such liquidation, dissolution or winding up of the Corporation, after the holders of Preferred Stock shall have been paid in full the preferential amounts to which they shall be entitled as provided herein, the remaining net assets of the Corporation shall be distributed to the holders of Class A Common Stock and Common Stock in accordance with this Certificate of Incorporation. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the Preferred Liquidation Payments to be made pursuant hereto and the place where said Preferred Liquidation Payments shall be payable shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein to the holders of record of the Preferred Stock, such notice to be addressed to each such holder at this post office address as shown by the records of the Corporation, provided, however, that failure to give notice pursuant to this sentence shall not invalidate the action involved. A Change of Control Event shall not, for purposes of this paragraph 3, be deemed a liquidation, dissolution or winding up of the Corporation.

                        4. Conversion of Series B Preferred Stock.

                        4A. Optional Conversion of Series B Preferred Stock. At any time on or after the second anniversary of the date on which shares of Series B Preferred Stock are first issued, subject to an upon compliance with the provisions of this paragraph 4, the holder of any share or shares of Series B Preferred Stock shall have the right, at its option, to convert any such shares of Series B Preferred Stock (except that upon any liquidation, dissolution or winding up of the Corporation or upon any redemption of the Series B Preferred Stock in accordance with paragraph 2, the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on Series B Preferred or payable with respect thereto) into such number of fully paid and non-assessable whole shares of Class A Common Stock as is obtained by multiplying the number of shares of Series B Preferred Stock so to be converted by $1,000 (plus any accrued and unpaid per share dividends through the time of conversion) and dividing the result by the grater of (x) $2.00 (such price, or such price as last adjusted hereunder, the "Base Conversion Price") and (y) the fair market value per share of Class A Common Stock at the time of conversion as determined in good faith by the Board of Directors of the Corporation. Such rights of conversion shall be exercised by the holder thereof by filing written notice that the holder elects to convert a stated number of shares of Series B Preferred Stock into Class A Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Series B Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Class A Common Stock shall be issued.

                        4B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt by the Corporation of the written notice referred to in subparagraph 4A and surrender of the certificate or certificates for the share or shares of the Series B Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Class A Common Stock issuable upon the conversion of such share or shares of Series B Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected immediately prior to the close of business on the day the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                        4C. Fractional Shares; Dividends; Partial Conversion. No fractional shares shall be issued upon conversion of the Series B Preferred Stock into Class A Common Stock. In case the number of shares of Series B Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph 4A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Preferred Stock, represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Class A Common Stock would, except for the provisions of the first sentence of this subparagraph 4C, be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share there, shall pay to the holder surrendering the Series B Preferred Stock for conversion an amount in cash equal to the current fair value of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

                        4D. Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Class A Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Class A Common Stock payable in shares of Class A Common Stock, then in each case the Base Conversion Price shall be similarly reduced, and conversely, in case the outstanding shares of Class A Common Stock of the Corporation shall be combined into a smaller number of shares, the Base Conversion Price shall be similarly increased.

                        4E. Reorganization, Reclassification, Merger of Sale. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Class A Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Class A Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provision shall be made whereby each holder of a share or shares of Series B Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Class A Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Series B Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Class A Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Class A Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the Base Conversion Price shall e adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Class A Common Stock of the Corporation. The Corporation will not effect any such consolidation or merger, or any sale of any or substantially all its asserts and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger of the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each holder of shares of Series B Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                        4F. Notice of Adjustment. Upon any adjustment made pursuant to 4D or 4E, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Series B Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the number of shares of Class A Common Stock or other securities, cash or property issuable upon conversion of the Series B Preferred stock resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                        4G. Stock to be Reserved. The Corporation will at all times reserve and keep available out of it authorized but unissued Class A Common Stock, solely for the purpose o issuance upon the conversion of the Series B Preferred Stock as herein provided, such number of shares of Class A Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Preferred Stock. All shares of Class A Common Stock which shall be so issued shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens, and charges arising out of or by reason of the issue thereof. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Class A Common Stock or the Corporation may be listed.

                        4H. No Reissuance of Series B Preferred Stock. Shares of Series B Preferred Stock which are converted into shares of Class A Common Stock as provided herein shall not be reissued.

                        4I. Issue Tax. The issuance of certificates for shares of Class A Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved n the issuance and deliver of any certificate in a name other than that of the holder of the Series B Preferred Stock which is being converted.

                        4J. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series B Preferred Stock or of any shares of Class a Common Stock issued or issuable upon the conversion of any shares of Series B Preferred Stock in any manner which interferes with the timely conversion of such Series B Preferred Stock.

                        4K. Definition of Class A Common Stock. As used in this paragraph 4, the term "Class A Common Stock" shall mean and include the Corporation's authorized Class A Common Stock, $.01 par value, as constituted on the date of filing of this Certificate of Amendment to the Certificate of Incorporation and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, provided that the shares of Class A Common Stock receivable upon conversion of shares of the series B Preferred Stock, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities, or assets provided for in subparagraphs 4D and 4E, shall include only shares designated as Class A Common Stock of the Corporation on the date of filing of this Certificate of Amendment to the Certificate of Incorporation.

                        5. Restrictions. At any time when shares of Preferred Stock are outstanding except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this Certificate of Incorporation, and in additional to any other vote required by law, without the prior consent of the holders of a majority of the outstanding Preferred Stock, given in person or by proxy, either in writing or at a special meeting called for that purpose at which meeting the holders of the shares of such Preferred Stock shall vote together as a class.

                        (a) The Corporation will not (i) create or authorize the creation of any additional class or series of shares unless the same ranks junior to the Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation and as to the distribution of dividends, (ii) increase the authorized amount of the Preferred Stock, or the authorized amount of any additional class or series of shares unless the same ranks junior to the Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation and as to the distribution of dividends, or (iii) create or authorize any obligation or security convertible into shares of Preferred Stock or into shares of any other class or series unless the same ranks junior to the Preferred Stock as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation and as to the distribution of dividends, in each such case whether any such creation or authorization or increase shall be by means of amendment of the Certificate of Incorporation, merger, consolidation or otherwise.

                        (b) The Corporation will not amend, alter or repeal the Corporation's Certificate of Incorporation or By-laws in any manner, or file any directors' resolutions pursuant to Section 151(g) of the General Corporation Law of the State of Delaware containing any provision, in either case, which adversely affects the respective preferences, qualifications, special or relative rights or privileges of the Preferred Stock or which in any manner adversely affects the Preferred Stock or the holders thereof. In addition, no such action shall be taken that would have the effect of creating any additional differences between the respective preferences, qualifications, special or relative rights or privileges of the Series A Preferred Stock and the Series B Preferred Stock and the holders of a majority of the outstanding Series B Preferred Stock, voting separately.

                        (c) The Corporation will not enter into any transaction that will result in the occurrence of a Change of Control Event.

            6. Voting. Except as otherwise required by law or this Certificate of Incorporation, the holders of Preferred Stock shall have no vote on any matters to be voted on by the stockholders of the Corporation.

                                       II.

                      CLASS A COMMON STOCK AND COMMON STOCK

                        Except as otherwise expressly provided herein, all shares of Common Stock and Class A Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges.

                        1. Dividends. The holders of shares of Class A Common Stock and Common Stock, according to the number of shares of Class A Common Stock and Common Stock then outstanding shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors of the Corporation out of any funds legally available therefor, subject to the provisions of subdivision I above with respect to the rights of holders of the Preferred Stock.

                        2. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, subject to the prior rights of the holders of Preferred Stock, the holders of the shares of Class A Common Stock and Common Stock, according to the number of shares of Class A Common Stock and Common Stock then outstanding, shall be entitled to share ratably in all assets of the Corporation available for distribution to its stockholders, provided, however, (x) that in the event that the amount available for distribution to the holders of Class A Common Stock is insufficient to permit the holders of Class A Common Stock to be paid an amount equal to the original per share purchase price paid to the Corporation with respect to each such share of Class A Common Stock plus any accrued but unpaid dividends, or, with respect to those shares of Class A Common Stock outstanding as a result of the conversion of shares of Series B Preferred Stock, $2.00 per share plus any accrued but unpaid dividends (such amounts being sometimes referred to as the "Class A Liquidation Payments"), then the holders of Class A Common Stock shall be entitled before any distribution or payment is made upon any Common Stock, to be paid an amount equal to the Class A Liquidation Payments and (y) that if the assets to be distributed among the holders of the Class A Common Stock shall be insufficient to permit payment to such holders of the full amount of the Class A Liquidation Payments then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Class A Common Stock. Upon any such liquidation, dissolution or winding up of the Corporation in which the amount available for distribution to the holders of Class A Common Stock is insufficient to permit such holders to be paid the full amount of the Class A Liquidation Payments (as describe din classes (x) and (y) above), after the holders of Class A Common Stock shall have been paid in full the preferential amounts to which they shall be entitled as provided herein, all remaining assets of the Corporation which are available for distribution to its stockholders shall be distributed ratably amount the holders of Common Stock. Written notice of such liquidation, dissolution or winding up, stating as payment date, the amount of the Class A Liquidation Payments and the place where said Class A Liquidation Payments shall be payable, shall be given by mail, postage prepaid, not less than 30 days prior to the payment date stated therein, to the holders of record of Class A Common Stock, such notice to be addressed to each such holder at this post office address as shown by the records of the Corporation; provided, however, that failure to give notice pursuant to this sentence shall not invalidate the action involved. A Change of Control Event shall not, for purposes of this paragraph 2, be deemed a liquidation, dissolution or winding up of the Corporation.

                        3. Conversion of Class A Common Stock.

                        3A. Optional Conversion of Class A Common Stock. Subject to and upon compliance with the provisions of this paragraph 3and after receiving the written consent of the holders of the majority of the outstanding shares of Class A Common Stock ("Conversion Consent"), the holder of any share or shares of Class A Common Stock shall have the right, at its option to convert any such shares of Class A Common Stock (except that upon liquidation, dissolution or winding upon of the Corporation the right of conversion shall terminate at the close of business on the last full business day next preceding the date fixed for payment of the amount distributable on Class A Common Stock) into an equal number of full paid and non-assessable whole shares of Common Stock. Such rights of conversion shall be exercised by the holder thereof by giving written notice (which notice shall attach the Conversion Consent) that the holder selects to convert a stated number of share of Class A Common Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Class A Common Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address), subject to compliance with the applicable laws to the extent such designation shall involve a transfer, in which the certificate or certificates for shares of Common Stock shall be issued.

                        3B. Automatic Conversion of Class A Common Stock. Notwithstanding anything else herein to the contrary in this Section 3, in the event that, at any time while any of the Class A Common Stock shall be outstanding (i) the Corporation shall complete a firm commitment underwritten public offering of Common Stock registered under the Securities Act of 1933, as amended, in which (x) the aggregate price paid for such shares by the public shall be at least $30,000,000 and (y) the price per share paid by the public for such shares shall be at least $6 per share (appropriately adjusted to reflect stock splits and combinations and stock dividends) (a "Qualified Offering") or (ii) a majority of the issued shares of Class A Common Stock shall have been converted into Common Stock, then all outstanding shares of Class A, Common Stock shall be automatically and without further action on the part of the holders of the Class A Common Stock converted into shares of Common Stock in accordance with the terms of subsection 3A hereof with the same effect as if the certificates evidencing such shares had been surrendered for conversion, suchconversion to be effective immediately prior to the closing of such Qualified Offering immediately prior to the conversion of Class A Common Stock satisfying clause (ii) above, as the case may be, provided, however, that certificates evidencing the shares of Common Stock issuable upon such conversion shall not be issued except on surrender of the certificates of the shares of the Class A Common Stock so converted.

                        3C. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt by the Corporation of the written notice referred to in subparagraph 3A and surrender of the certificate or certificates for the share or shares of the Class A Common Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, subject to compliance with applicable laws to the extent such designation shall involve a transfer, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share of shares of Class A Common Stock. To the extent permitted by law, such conversion shall be deemed to have been effected immediately prior to the close of business on the day the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Class A Common Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares represented thereby.

                        3D. Fractional Shares; Dividends; Partial Conversions. No fractional shares shall be issued upon conversion of the Class A Common Stock into Common Stock, nor shall any payment or adjustment be made upon any conversion on account of any cash dividends on the Class A Common Stock so converted to the Common Stock issued upon such conversion. In case the number of shares of Class A Common Stock represented by the certificate of certificates surrendered pursuant to subparagraph 3A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Class A Common Stock, represented by the certificate or certificates surrendered which are not to be converted. If any fractional interest in a share of Common Stock would, except for the provisions of the first sentence of this subparagraph 3D, be deliverable upon any such conversion, the Corporation, in lieu of delivering the fractional share thereof, shall pay to the holder surrendering the Class A Common Stock for conversion an amount in cash equal to the current fair value of such fractional interest as determined in good faith by the Board of Directors of the Corporation.

                        3E. Subdivision or Combination of Stock. In case the Corporation shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares or shall declare or pay a dividend on its outstanding shares of Common Stock payable in shares of Common Stock, then in each case the Class A Common Stock shall be similarly subdivided, and conversely, in case the outstanding shares of Common Stock of the Corporation shall be combined into a smaller number of shares, the Class A Common Stock shall be similarly combined.

                        3F. Reorganization, Reclassification, Merger of Sale. If any capital reorganization or reclassification of the capital stock of the Corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provision (in form satisfactory to the holders of at least a majority of the outstanding shares of Class A Common Stock) shall be made whereby each holder of a share or shares of Class A Common Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such share or shares of Class A Common Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. In the event of a merger or consolidation of the Corporation as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Corporation outstanding immediately prior to such merger or consolidation, the number of shares of Common Stock into which Class A Common Stock may be converted shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Corporation. The Corporation will not effect any such consolidation or merger, or any sale of any or substantially all its asserts and properties, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger of the corporation purchasing such assets shall assume by written instrument (in form reasonably satisfactory to the holders of at least a majority of the shares of Class A Common stock at the time outstanding) executed and mailed or delivered to each holder of shares of Class A Common Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                        3G. Notice of Adjustment. Upon any adjustment made pursuant to 3E or 3F, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of shares of Class A Common Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the number of shares of Class A Common Stock or other securities, cash or property issuable upon conversion of the Class A Common Stock resulting from such adjustment, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                        3H. Stock to be Reserved. The Corporation will at all times reserve and keep available out of it authorized but unissued Common Stock, solely for the purpose o issuance upon the conversion of the Class A Common Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Class A Common Stock. All shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and non-assessable and free from all taxes, liens, and charges arising out of or by reason of the issue thereof. The Corporation will take all such action within its control as may be necessary on its part to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock or the Corporation may be listed.

                  3I. No Reissuance of Class A Common Stock. Shares of Class A
            Common Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

                  3J. Issue Tax. The issuance of certificates for shares of
            Common Stock upon conversion of the Class A Common Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved n the issuance and deliver of any certificate in a name other than that of the holder of the Class A Common Stock which is being converted.

                  3K. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Class A Common Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Preferred Stock in any manner which interferes with the timely conversion of such Class A Common Stock.

                  3L. Definition of Common Stock. As used in this paragraph 4, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, $.01 par value, as constituted on the date of filing of this Certificate of Amendment to the Certificate of Incorporation and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, provided that the shares of Common Stock receivable upon conversion of shares of the Class A Common Stock, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities, or assets provided for in subparagraphs 3E and 3F, shall include only shares designated as Common Stock of the Corporation on the date of filing of this Certificate of Amendment to the Certificate of Incorporation.

                  4. Voting. Except as otherwise required by law or this
            Certificate of Incorporation, the holders of the Class A Common Stock and the holders of Common Stock shall be entitled to notice of any stockholders meeting in accordance with the By-laws of the Corporation and to vote together as a class upon any matter submitted to the stockholders for a vote as follows: (x) each holder of class A Common Stock shall be entitled to 10 votes for each share of Common Stock which would be issuable to such hold4er upon the conversion of all the shares of Class A Common Stock so held on the record date for the determination of stockholders entitled to vote and (ii) each holder of Common Stock shall have one vote per share."

      SECOND: That the Amendment of the Certificate of Incorporation effected by this Certificate was duly authorized by the stockholders of the Corporation, after first having been declared advisable by the board of Directors of the Corporation, all in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

      THIRD: that the capital of the Corporation will no be reduced under, or by reason of, the foregoing amendments to the Certificate of Incorporation of the Corporation.

                                   * * * * * *

      IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the Corporation by its Chief Executive Officer this 23rd day of October, 1998.

                                              UNITED SURGICAL PARTNERS,
                                              INTERNATIONAL, INC.


                                              BY:__________________________

                                                 Donald Steen
                                                 Chief Executive Officer

                                SCHEDULE 2.01(b)

                  Company Ownership of Stock or Other Interests

A. SPANISH OPERATIONS

            1. USP International Holdings, Inc., a Delaware corporation ("International Holdings"), which is 100% owned by the Company.

            2. United Surgical Partners Europe, S.L., a Spanish corporation ("USP Europe"), which is 82.5% owned by International Holdings and 17.5% owned by Hospital Management Team, S.L. ("HMT") , a Spanish corporation owned by the executive officers of USP Europe's Spanish operations. The Company has entered into a Shareholders Agreement with HMT pursuant to which HMT (a) purchased 17.5% of the stock of USP Europe, (b) was granted an option to purchase an additional 2.5% of such stock and (c) has the right to purchase shares and be granted options in connection with future stock issuances that will, if fully exercised, allow HMT to maintain its 20% ownership interest (including shares underlying options) in USP Europe. International Holdings has made loans to USP Europe that are in the process of being converted into additional shares of USP Europe; when these conversions are completed, the ownership percentage of International Holdings in USP Europe may increase (depending on whether HMT exercises its rights to purchase additional shares) USP Europe has the following subsidiaries and ownership interests:

            (a) Columbia Healthcare Corporation of Spain, S.L., a Spanish corporation ("Spanish Parent"), which is 100% owned by USP Europe. Spanish Parent has the following subsidiaries/investments:

                  (i) Instituto Dexeus, S.A., a Spanish corporation that is 79.0654% owned by Spanish Parent ("Dexeus").

                  (ii) Diagnosticos y Tratamientos, S.A., a Spanish corporation that is 71.28% owned by Dexeus.

                  (iii) Densitometria Oseo Comuterizada, S.L., a Spanish corporation that is 15% owned by Dexeus.

                  (iv) Imagenes Diagnosticas, S.A., a Spanish corporation that is 7% owned by Dexeus.

                  (v) Estudios Funcionales, S.A., a Spanish corporation that is 12% owned by Dexeus.

                  (vi) Unidad de Recuperacion del Suelo PelvicoL S.L., a Spanish corporation that is 15% owned by Dexeus.

                  (vii) Centro de Patologia Celular, S,A., a Spanish corporation that is 10% owned by Dexeus.

            (b) Clinica Maternal Nuestra Senora de la Esperanza, S.A., a Spanish corporation that is 80% owned by USP Europe.

            (c) Grupo CSC S.A. (the "Seville Parent"), a Spanish corporation that is 100% owned by USP Europe and has the following subsidiaries and affiliates:

                  (i) Clinica Sagrado Corazon, S.A.., a Spanish corporation that is 90% owned by the Seville Parent. (The remaining 10% is to be purchased from the widow of one of the original shareholders; the purchase price for this 10% interest is being held pending resolution of the estate issues with the deceased shareholder's widow.)

                  (ii) Hospitales Andaluces, S.L, a Spanish corporation that is 100% owned by the Seville Parent.

                  (iii) Contechos, S.L., a Spanish corporation that is 100% owned by the Seville Parent.

                  (iv) Servicio de Radiologia Sagrado Corazon, S.A., a Spanish corporation that is 24% owned by Centros Perefericos Asistenciales, S.L. (referenced in paragraph (ix) below) and 76% owned by USP Europe.

                  (v) Servico Resonancia - TAC Vascular Clinica Sagrado Corazon, S.L., a Spanish corporation that is 100% owned by USP Europe.

                  (vi) Servicios Asistenciales Clinica Sagrado Corazon, S.A., a Spanish corporation that is 99% owned by the Seville Parent and 1% owned by R-E-Asesores, S.L. (referred to in paragraph (vii) below).

                  (vii) R-E-Asesores, S.L., a Spanish corporation that is 100% owned by USP Europe.

                  (viii) Hospitalizacion y Servicios, S,A. (HOYS, S,A.), a Spanish corporation that is 6.1% owned by R-E Asesores, S,L. (referred in paragraph (vii) above) and 49% owned by Hospitales Andaluces, S.L. (referred to in paragraph (ii) above).

                  (ix) Centros Perifericos Asistenciales, S.L,, a Spanish corporation that is 100% owned by USP Europe.

                  (x) Laboratorio del Dr. Repetto, S.L,, a Spanish corporation that is 99% owned by USP Europe.

B. DOMESTIC OPERATIONS

            1. Health Horizons Subsidiaries. On July 31, 1998, Health Horizons, Inc , a Delaware corporation, merged into the Company, which resulted in the Company owning 100% of the following Tennessee corporations and, through such subsidiaries, the indicated percentages of the following limited partnerships and limited liability companies:

                  (a) Health Horizons of Nashville, Inc., which owns:

                        (i) 36% of Physicians Pavilion, L.P., a Delaware limited partnership; and

                        (ii) 30.25% of Southern Hills Realty Investors, L.P., a Delaware limited partnership.

                  (b) Health Horizons of Kansas City, Inc., which owns 50% of Creekwood Surgery Center, LLC, a Missouri limited liability company.

                  (c) Health Horizons of Murfreesboro, Inc., which owns 39% of Middle Tennessee Ambulatory Surgery Center, L,P., a Delaware limited partnership.

                  (d) Health Horizons of Decatur, Inc., which owns 60% of Decatur Surgery Center, L.P,, a Delaware limited partnership.

            2. Joint Venture with St. Rose Hospital (Henderson, Nevada).

                  (a) USP Nevada, Inc., a Nevada corporation that is 100% owned by the Company.

                  (b) Parkway Surgery Center, LLC, a Nevada limited liability company that is currently 50% owned by USP Nevada, Inc. This LLC intends to offer interests to local surgeons that, if fully subscribed, will reduce the ownership of USP Nevada, Inc. to 40%.

            3. University Surgical Center (Winter Park, Florida)

                  (a) USP Winter Park, Inc , a Florida corporation that is 100% owned by the Company

                  (b) University Surgery Center, Ltd , a Florida limited partnership that is 70% owned by USP Winter Park, Inc.

                           SCHEDULE 2.04(a) (10/23/98)

                    Ownership of Capital Stock of the Company

          Stockholder of Record             Shares of Class A                  Shares of       Shares of
                                              Common Stock                      Series          Series B
                                                                              A Preferred     Convertible
                                                                                 Stock         Preferred
                                                                                                  Stock
Welsh, Carson Andeson & Stowe VII, L.P.         9,399,780                       28,050
WCAS Healthcare Partners, L.P.                    140,490                          422
Patrick J. Welsh                                  114,600                          339
Russell L. Carson                                 114,600                          339
Bruce K. Anderson                                 114,600                          339
Richard H. Stowe                                   20,071                           59
Andrew M. Paul                                     20,071                           59
Thomas E. McInerney                                60,211                          178
Laura VanBuren                                      1,004                           12
Robert A. Minicucci                                20,071                           59
Anthony deNicola                                    7,024                           24
Rudolph E. Rupert                                   3,010                           12
Paul B. Queally                                    15,454                           48
D. Scott Mackesy                                    4,014                           12
Kenneth Melkus                                     15,000                           48
Donald Steen                                      875,000
Sue Shelley                                       250,000
Laurie Hogue                                       50,000
Michael Crews                                     100,000
SuZan Nelson                                       50,000
David McDonald                                    100,000
M. Robert Knapp Trust U/A
DTD August 31, 1990                                20,000                           60
Calver Fund, Inc.                                  40,000                          120
James Ken Newman                                   40,000                          120
NGKE/USPI Partners                                 40,000                          120
L & W Co.                                          20,000                           60
Norman Brownstein                                  30,000                           90
William Wilcox                                     20,000                           60
Paul Whitman                                       40,000                          120
Rivid LLC                                          30,000                           90
CGJR II, L.P.                                      25,500                           77
CGJR/MF III, L.P.                                  14,500                           43
Patrick McMullan                                   20,000                           60
Craig Callen                                       20,000                           60
Lawrence Lavine                                    10,000                           30
David Dennis                                       10,000                           30

          Stockholder of Record             Shares of Class A                  Shares of       Shares of
                                              Common Stock                      Series          Series B
                                                                              A Preferred     Convertible
                                                                                 Stock         Preferred
                                                                                                  Stock
Michael R. Nicolais and Jane L.                    10,000                           30
Nicolais, as tenants in common                     10,000                           30
Tom C. Davis
Edward W. Karrels                                 473,581                                       1,420
Michael W. Barton                                 327,031                                         981
Jeffrey L. Stockard                                65,587                                         196
Alice J. Charron                                    2,677                                           8
Charles Morton                                     14,261                                          42
Sandra Holshouser                                   7,138                                          21
David Gaw                                          16,298                                          48
           TOTALS:                             12,781,573                       31,200          2,716

                                SCHEDULE 2.04(b)

                         Rights, Warrants, Options, Etc.

            1. The Company's Board of Directors and stockholders have adopted the Stock Option Plan, which authorizes the grant of stock options covering up to 1,750,000 shares of Common Stock. There are presently outstanding under the Stock Option Plan stock options covering a total of 1,290,800 shares of Common Stock at an option price of $2.00 per share. Upon completion of the Initial Closing, the number of shares covered by the Stock Option Plan will increase to 3,250,000 shares and additional options will be granted as follows: 550,000 shares at $3.50 per share; and 250,000 shares at $5.00 per share.

            2. Pursuant to the Certificate of Amendment to the Company's Certificate of Incorporation filed on July 30, 1998 in connection with the merger of Health Horizons, Inc. into the Company, the Company is required to redeem any or all outstanding shares of its Series B Convertible Preferred Stock at the request of the respective holders of such shares given at any time on or after July 31, 2000. The redemption price will be $1,000 per share plus accrued but unpaid dividends.

            3. The Company's outstanding shares of Series B Convertible Preferred Stock are convertible into Class A Common Stock at the election of the respective holders of such shares at any time on or after July 31, 2000 at a conversion price for the Class A Common Stock equal to the greater of $2.00 per share or the fair market value per share (as determined in good faith by the Company's Board of Directors) at the time of conversion.

                                  SCHEDULE 2.05

                             Governmental Approvals

            1. The Company may file SEC Form D following the Initial Closing.

            2. If the Purchasers exercise their rights pursuant to Section 4 of the Amended and Restated Registration Rights Agreement to require the Company to register any portion of their Company shares, the Company will be required to make filings under applicable federal and state securities laws in order to perform its obligations.

                                  SCHEDULE 2.06

                     United Surgical Partners 1nternational
                        Consolidated Balance Sheet As of
                                  July 31, 1998
                                 External Method

ASSETS

Cash                                                               $  5,772,193
Patient receivables                                                   3,281,107
Other receivables                                                     1,236.633
Allowance                                                              (703,663)
Inventories                                                             616,727
Prepaids & other current assets                                          27,454
                     Total current assets                            10,230,451

Land                                                                  1,154.864
Building                                                              6,224,391
Equipment                                                             7,866,014
Furniture & Fixtures                                                     83,660
                     Total property and equipment                    15,328.929

Investments in subsidiaries                                           1,469,409
Financial long-term investment                                        1,058,901
Intangible asset                                                      7,031,380
Long-term notes receivable                                              650,000
Other assets                                                            639,851
                                                                        639,851
                     Total other noncurrent assets                   10,849,542

                     Total assets                                  $ 36,408,922

LIABILITIES & EQUITY

Accounts payable                                                   $  3,636,161
Accrued salaries and benefits                                            23,614
Other accrued expenses                                                  976.898
Current portion of long-term debt                                     1,455,930
Other current liabilities                                               719,608
Reserve for unexpired risks                                             239,404
                     Total current Liabilities                        7,051,615

Minority interests                                                    3,980,176
Long-term debt                                                          719,400
Mortgage                                                              1,647.300
Series A Redeemable Preferred Stock                                   1,205,000
Series B Convertible Redeemable Preferred Stock                       2,716.000
Deferred gain                                                           321,201
Other noncurrent liabilities                                            904,064
                     Total noncurrent liabilities                    11,493,140

Current month earnings                                                 (369,143)
YTD earnings                                                           (439,168)
Common stock & paid-in capital - WC                                  13,862,500
Common stock & paid-in capital - others                               4,750,646
Retained earnings                                                        (5,000)
Translation                                                              64,331
                     Total equity                                    17,864,166

                          Total liabilities and equity             $ 36,408,922

                     United Surgical Partners International
                          Consolidated Income Statement
                              For the period ended
                                  July 31, 1998
                         Internal and External Methods*

                                                                         % Total                               % Total
                                                 Current Month           Revenue       Year to Date            Revenue
Routine                                          $   374,246                          $  1,107,116
Inpatient ancillary                                  901,053                             2,581,017
Outpatient ancillary                                 250,753                               706,295

Total patient revenue                              1,526,052                             4,394,428

Allowance                                            (27,312)                              (84,097)
Other revenue                                        130,597                               269,069

Miscellaneous revenue & deductions                   103,285                               184,972

Total revenue                                      1,629,337                             4,579,400

Staffing and benefits                                587,174               36.0%         1,721,590               37.6%
Supplies                                             272,921               16.8%           706,221               15.4%
Bad debt                                              13,109                0.8%            16,420                0.4%
Other operating expenses                             503,654               30.9%         1,460,541               31.9%

Total operating expenses                           1,376,857               84.5%         3,904,772               85.3%

EBITDA                                               252,480               15.5%           674,628               14.7%

Depreciation and amortization                        192,487               11.8%           429,702                9.4%
Interest expense                                      20,290                1.2%            51,217                1.1%
Management fee                                        12,367                0.8%            16,593                0.4%
Corporate G&A                                        171,329               10.5%           792,220               17.3%
Minority interest expense                            (58,426)              -3.6%           (42,009)              -0.9%
Exchange (gain) loss                                  (3,002)              -0.2%            (3,002)              -0.1%
Interest income - employee loans                     (31,413)              -1.9%           (89,837)              -2.0%

Total nonoperating expenses                          303,631               18.6%         1,154,884               25.2%

Pre-tax operating income before
   nonrecurring organization costs for USPE          (51,151)              -3.1%          (480,256)             -10.5%

Nonrecurring organization costs for USPE            (260,922)             -16.0%          (260,922)              -5.7%

Pre-tax operating income (loss)                     (312,073)             -19.2%          (741,178)             -16.2%

Tax provision                                         57,070                                                   67,134

Net income (loss)                                $  (369,143)                                             $  (808,313)

*Internal and external methods are the same for purposes of the July income statement and equity rollforward as Health Horizons acquisition, which became effective July 31, does not impact income until August.

                                  SCHEDULE 2.07

                       Events Subsequent to July 31, 1998

            1. See Schedules 2.01(b), 2.04(a) and 2.04(b), which are incorporated herein by this reference.

            2. The Company entered into an Amended and Restated Operating Agreement, dated as of August 1, 1998, with St. Rose Dominican Hospital, a Nevada not-for-profit corporation, relating to Parkway Surgery Center, LLC, a Nevada limited liability company that owns an outpatient surgery center in Henderson, Nevada that opened on October 12, 1998.

            3. The Company has entered into non-binding letters of intent to acquire (a) the assets of Health First Management, L.L.C. and its affiliates (which own interests in five surgery centers in the Dallas/Fort Worth area), (b) the assets of Day Op Center of Long Island and (c) a one-third interest in all of the outpatient surgery centers owned by Physicians Resource Group, Inc. (although the Company has executed a waiver allowing PRG to enter into a transaction with another party which, if consummated, would terminate this letter of intent).

            4. USP Europe is in negotiations to acquire several additional hospitals in Spain. A definitive Stock Purchase and Sale Agreement, providing for the purchase by USP Europe of 62.31% of the outstanding stock of Instituto Policlinico Santa Teresa, S.A. and 12.5% of the outstanding stock of Resonancia Nuclear Magnetica Santa Teresa, S.L., each of which is a Spanish corporation, was executed by USP Europe on September 23, 1998.

            5. On October 1, 1998, USP Europe completed the purchase of 80% of the outstanding stock of Clinica Maternal Nuestra Senora de la Esperanza, S.A.

            6. USP Europe has also entered into and consummated an Agreement for Sale of Shares and Company Stock on October 16, 1998, whereunder it purchased of the stock of the Spanish corporations that operate Clinica Sagrado Corazon and related facilities, as indicated in Part A-2(c) on Schedule 2,01(b).

            7. On October 15, 1998, the Company acquired a 70% interest in University Surgical Center in Winter Park, Florida.

                                  SCHEDULE 2.08

                                 Actions Pending

None.

                                  SCHEDULE 2.12

                                Title to Property

            1. Dexeus has an outstanding mortgage ~debt of approximately $1.9 million.

            2. Creekwood Surgery Center, LLC has granted security interests (a) in certain leased assets to Lease Partners, Inc. and (b) in all of its accounts receivable to North Kansas City Hospital.

            3. Decatur Surgery Center, L.P. has granted a security interest in all of its assets to Compass Bank.

                                  SCHEDULE 2.14

                             Affiliated Transactions

            1. See Schedule 2.04(b), which is incorporated herein by this reference.

            2. Each of the Management Purchasers and SuZan Nelson is both a stockholder in the Company and a party to one or more option agreements under the Stock Option Plan.

            3. The partners of NGKE/USPI Partners are also partners in Nossaman, Guthner, Knox & Elliott, LLP, which is a law firm that provides legal services to the Company and its subsidiaries.

            4. Certain of the former stockholders of Health Horizons, Inc. are stockholders in the Company and are parties to the Agreement and Plan of Reorganization referred to in paragraph 4 of Schedule 2.06.

                                  SCHEDULE 2.15

                            Brokers' or Finders' Fees

None.

                                SCHEDULE 3.03(d)

                               Certain Purchasers

                                  Michael Crews
                                  Laurie Hogue
                                 David McDonald
                                  Lauren Melkus
                                  James Branon

                                  SCHEDULE 3.05

                            Brokers' or Finders' Fees

None.